CREDIT AGREEMENT

dated as of

April 24, 2014

among

the Borrowers party hereto,

the Banks party hereto,

State Street Bank and Trust Company and

The Bank of New York Mellon,

as Syndication Agents

Citibank, N.A.,

as Documentation Agent,

and

JPMorgan Chase Bank, N.A.,

as Administrative Agent

Arranged by

J.P. Morgan Securities LLC,

as Sole Lead Arranger and Sole Bookrunner

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Table of Contents

(continued)

ii

Table of Contents

(continued)

Exhibit A -	Form of Allocation Notice

Exhibit B -	Form of Notice of Borrowing

Exhibit C -	Form of Notice of Paydown

Exhibit D -	Form of Note

Exhibit E -	Form of Compliance Certificate

Exhibit F -	Form of Assignment and Acceptance

Exhibit G -	Form of Joinder

Schedule H -	Form of Accession Agreement

Schedule 1 -	Addresses for Notices and Commitment Amounts

Schedule 4.9 -	Borrowers With Less Than 25% of Assets in Margin Stock

Schedule 4.11 -	Designated Parent Borrower and Designated Subsidiaries

Schedule 5.20 -	List of Custodians

Schedule 8.7 -	Additional Borrowers

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CREDIT AGREEMENT

THIS CREDIT AGREEMENT, dated as of April 24, 2014, is made by and among each of the investment companies, and to the extent any Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, each Delaware LLC, Trust or Maryland corporation on behalf of such Borrower, as are or may become party hereto listed on the signature pages hereto or hereafter added hereto, the various banks as are or may become party hereto (collectively, the “Banks”), State Street Bank and Trust Company and The Bank of New York Mellon, as syndication agents, and Citibank, N.A., as documentation agent, and JPMORGAN CHASE BANK, N.A., as administrative agent for the Banks.

W I T N E S S E T H:

WHEREAS, the Borrowers, and to the extent any Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLCs, Trusts or Maryland corporations, are open-end or closed-end management investment companies registered under the Act;

WHEREAS, the Borrowers, and to the extent any Borrower is a series of a Delaware LLC, Trust or Maryland corporation, such Delaware LLCs, Trusts or Maryland corporations, on behalf of such Borrowers, severally desire to obtain Commitments from the Banks pursuant to which Loans, in a maximum aggregate principal amount at any one time outstanding not to exceed $650,000,000 in respect of Tranche A Loans and $450,000,000 in respect of Tranche B Loans, will be made to such Borrowers from time to time prior to the Termination Date;

WHEREAS, the Banks are willing, on the terms and subject to the conditions hereinafter set forth, to extend such Commitments and make such Loans to the Borrowers; and

WHEREAS, the proceeds of the Loans will be used by the Borrowers to fund shareholder redemptions or tender offers, as applicable, and for other lawful purposes as allowed under the Act, other than for leverage;

NOW, THEREFORE, in consideration of the mutual agreements, provisions and covenants contained herein, the parties hereto hereby agree as follows:

ARTICLE I

DEFINITIONS

1.1 Definitions. The following terms, as used herein, have the following meanings:

“Act” means the Investment Company Act of 1940, as amended.

“Additional Commitment” has the meaning set forth in Section 2.6(b).

“Additional Commitment Bank” has the meaning set forth in Section 2.6(b).

“Administrative Agent” means JPMorgan Chase Bank, N.A. acting as Administrative Agent for the Banks and any successor thereof in such capacity.

“Adviser” means Black Rock Advisors, LLC or one of its Affiliates, as investment adviser, sub-adviser or administrator to a Borrower.

“Adviser Persons” is defined in Section 1.4.

“Affiliate” has the meaning ascribed to the term “Affiliated Person” in the Act and the rules and regulations thereunder.

“Agreement” means this Credit Agreement, as amended, restated supplemented or otherwise modified from time to time.

“Allocation Notice” means a notice, substantially in the form of Exhibit A, furnished to the Administrative Agent by or on behalf of each Borrower setting forth, as of the date of such notice, the manner of allocation of liability for amounts that shall become due and payable by the Borrowers under this Agreement other than principal and interest in respect of Loans. The allocation of liability among the Borrowers as set forth in an Allocation Notice shall be effective from the date of receipt thereof by the Administrative Agent until a later dated Allocation Notice is delivered to the Administrative Agent.

“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to any Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.

“Applicable Margin” means, for any day, 0.80% per annum.

“Asset Coverage Ratio” means, with respect to any Borrower, the ratio which the Net Asset Value of such Borrower, less (i) the value of assets subject to Liens and (ii) if the Borrower is a Designated Parent Borrower, the value of, without duplication, (a) all assets belonging to such Borrower’s Designated Subsidiaries and (b) such Borrower’s direct or indirect debt, equity or other interests or investments in such Borrower’s Designated Subsidiaries, bears to the aggregate amount of Debt of such Borrower.

“Assignee” has the meaning set forth in Section 8.6(c).

“Assignment and Acceptance” has the meaning set forth in Section 8.6(c).

“Authorized Signatory” means the president, the executive vice president, any senior vice president, any vice president, the treasurer, the secretary or any other duly authorized officer of a Borrower or any duly authorized employee of Black Rock Advisors, LLC or any of its affiliated investment advisers designated by such Borrower as its agent, provided that the Administrative Agent shall have received a manually signed certificate of the Secretary or other duly authorized officer of such Borrower as to the incumbency of, and bearing a manual specimen signature of, such duly authorized officer or agent and such duly authorized officer or agent shall be reasonably satisfactory to the Administrative Agent.

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“Bank” is defined in the preamble.

“Benefit Arrangement” means at any time an employee benefit plan within the meaning of Section 3(3) of ERISA which is not a Plan or a Multiemployer Plan and which is maintained or otherwise contributed to by any member of the ERISA Group.

“Borrower” means each Person that is a signatory hereto as a Borrower and each series or class of shares of a Delaware LLC, a Trust or a Maryland corporation which constitutes a “series” under the Act, which is a signatory to this Agreement or which becomes a signatory to this Agreement as a Borrower following the approval of all the Banks. As of the Effective Date, each Borrower is an open-end management investment company registered under the Act.

“Borrowing” means a borrowing hereunder consisting of Loans made to a Borrower on the same day by the Banks under Article II.

“Borrowing Date” means the Business Day on which Loans are advanced hereunder as specified in a Notice of Borrowing delivered pursuant to Section 2.2(a) hereof.

“Business Day” means any day which is not (a) a Saturday or Sunday, (b) a day on which commercial banks are authorized or required to be closed in New York City, New York or (c) a day on which the New York Stock Exchange, Inc. is authorized or required to be closed.

“Capital Adequacy Regulation” means any guideline, request or directive of any central bank or other Governmental Authority, or any other law, rule or regulation, whether or not having the force of law, in each case, regarding capital adequacy or liquidity requirements of any bank or of any Person controlling a bank.

“Change in Law” is defined in Section 2.15(b).

“Code” means the Internal Revenue Code of 1986, as amended, or any successor statute.

“Commitment” means the agreement of each Bank, subject to the terms and conditions of this Agreement, to make Loans to the Borrowers hereunder.

“Commitment Amount” means, with respect to each Bank, collectively, its Tranche A Commitment Amount and its Tranche B Commitment Amount; and “Commitment Amounts” means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Commitment Amounts equal $1,100,000,000.

“Committed Loans” means loans made pursuant to Section 2.1(a).

“Commitment Percentage” means, with respect to each Bank, the percentage set forth opposite the name of such Bank on Schedule 1 attached hereto as such Bank’s percentage of the aggregate Tranche A Commitment Amounts of all of the Banks and such Bank’s percentage of the aggregate Tranche B Commitment Amounts of all of the Banks. For the avoidance of doubt, each Bank shall have the same Commitment Percentage of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts.

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“Compliance Certificate” means a certificate in substantially the form of Exhibit E.

“Consent Date” has the meaning set forth in Section 2.6(a).

“Custodian” means, on any date, the entity which acts as a Borrower’s custodian for purposes of Section 17(f) of the Act.

“Debt” of any Person means at any date, without duplication, (a) all obligations of such Person for borrowed money or extensions of credit, (b) all obligations of such Person evidenced by bonds, debentures, notes or other similar instruments, (c) all obligations of such Person to pay the deferred purchase price of property or services, except trade accounts payable arising in the ordinary course of business, (d) all obligations of such Person as lessee which are or should be capitalized in accordance with GAAP, (e) all Debt of others secured by a Lien on any asset of such Person, whether or not such Debt is assumed by such Person, (f) all obligations of such Person under Guarantees, all obligations to reimburse the issuer in respect of letters of credit, or other similar obligations, (g) all obligations of such Person in respect of banker’s acceptances and under reverse repurchase agreements, and (h) all obligations of such Person in respect of senior securities for purposes of the Act.

“Default” means with respect to a Borrower any condition or event which with the giving of notice or lapse of time or both would, unless cured or waived, become an Event of Default by such Borrower.

“Delaware LLC” means each investment company listed on the signature pages hereto as a Delaware limited liability company.

“Delinquent Bank” has the meaning set forth in Section 7.10(a).

“Designated Coverage Borrower” means each of BlackRock Commodity Strategies Fund, BlackRock Global Long/Short Credit Fund, Blackrock Global Long/Short Equity Fund and BlackRock Emerging Markets Long/Short Equity Fund.

“Designated Parent Borrower” means each Borrower identified as a Designated Parent Borrower on Schedule 4.11 hereto (as Schedule 4.11 may be amended, modified or otherwise supplemented from time to time).

“Designated Subsidiary” means each Subsidiary identified as a Designated Subsidiary on Schedule 4.11 hereto (as Schedule 4.11 may be amended, modified or otherwise supplemented from time to time), organized under the laws of the jurisdiction identified on Schedule 4.11 hereto (as amended, modified or otherwise supplemented from time to time) that is a wholly-owned Subsidiary of the applicable Designated Parent Borrower identified on Schedule 4.11 hereto (as amended, modified or otherwise supplemented from time to time).

“Distribution” means the declaration or payment of any dividend on or in respect of any shares of any class of capital stock or other ownership interests of a Borrower, other than dividends payable solely in shares of common stock or other ownership interests of a Borrower; the purchase, redemption, or other retirement of any shares of any class of capital stock of a Borrower, directly or indirectly; the return of capital by a Borrower to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock or other ownership interests of a Borrower.

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“Effective Date” means April 24, 2014.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended, or any successor statute.

“ERISA Group” means a Borrower and all members of a controlled group of corporations and all trades or businesses (whether or not incorporated) under common control which, together with such Borrower, are treated as a single employer under Section 414 of the Code.

“Event of Default” has the meaning set forth in Section 6.1.

“Existing Credit Agreement” means that certain Amended and Restated Credit Agreement, dated as of April 25, 2013, among certain of the Borrowers, certain of the Banks, State Street Bank and Trust Company, as syndication agent, The Bank of New York Mellon and Citibank, N.A., as documentation agents, and the Administrative Agent.

“Failure” has the meaning set forth in Section 7.10(b).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), and any current or future regulations or official interpretations thereof and any agreements entered into pursuant to Section 1471(b)(1) of the Code.

“Federal Funds Effective Rate” means, for any day, an interest rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published for such day (or, if such day is not a Business Day, for the immediately preceding Business Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day which is a Business Day, the average of the quotations at approximately 11:00 a.m. (New York time) on such day on such transactions received by the Administrative Agent from three Federal funds brokers of recognized standing selected by the Administrative Agent in its sole discretion.

“FRB” means the Board of Governors of the Federal Reserve System and any Governmental Authority succeeding to any of its principal functions.

“GAAP” means United States generally accepted accounting principles.

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any central bank (or similar monetary or regulatory authority) thereof, any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, and any corporation or other entity owned or controlled, through stock or capital ownership or otherwise, by any of the foregoing.

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“Guarantee” by any Person means any obligation, contingent or otherwise, of such Person directly or indirectly guaranteeing any Debt or other obligation of any other Person and, without limiting the generality of the foregoing, any obligation, direct or indirect, contingent or otherwise, of such Person (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Debt or other obligation (whether arising by virtue of partnership arrangements, by agreement to keep-well, to purchase assets, goods, securities or services, to take-or-pay, or to maintain financial statement conditions or otherwise) or (b) entered into for the purpose of assuring in any other manner the obligee of such Debt or other obligation of the payment thereof or to protect such obligee against loss in respect thereof (in whole or in part), provided that the term Guarantee shall not include endorsements for collection or deposit in the ordinary course of business. The term “Guarantee” used as a verb has a corresponding meaning.

“Indemnified Liabilities” has the meaning set forth in Section 8.3(b).

“Indemnified Parties” has the meaning set forth in Section 8.3(b).

“Insolvency Proceeding” means, with respect to any Person, (a) any case, action or proceeding before any court or other Governmental Authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors, or other similar arrangement in respect of its creditors generally or any substantial portion of its creditors, undertaken under U.S. Federal, state or foreign law, including the Bankruptcy Code of the United States.

“LIBOR” means, as of any date, (a) the higher of (x) 0% and (y) an interest rate per annum equal to the interest rate determined by the Administrative Agent by reference to the Reuters Screen LIBOR01 Page (or on any successor or substitute page) to be the rate at approximately 11:00 a.m. London time, on such date for dollar deposits with a maturity equal to one (1) month divided by (b) one minus the Reserve Requirement (expressed as a decimal) applicable to dollar deposits in the London interbank market with a maturity equal to one (1) month. In the event that such rate does not appear on such page (or otherwise on such screen), “LIBOR” shall be determined by reference to such other comparable publicly available service for displaying eurodollar rates as may be selected by the Administrative Agent or, in the absence of such availability, by reference to the rate at which the Administrative Agent is offered Dollar deposits at or about 11:00 A.M., New York City time, on such date in the interbank eurodollar market where its eurodollar and foreign currency and exchange operations are then being conducted for dollar deposits with a maturity equal to one (1) month.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset.

“Loan Documents” means, collectively, this Agreement, the Notes, if any, issued pursuant to Section 2.4, and any and all other documents and instruments required to be delivered pursuant to this Agreement, in each case as amended and in effect from time to time.

“Loans” means an extension of credit made or to be made to a Borrower by the Banks pursuant to Article II. Loans shall include both Committed Loans and Swing Line Advances.

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“Maryland corporation” means each investment company listed as such on the signature pages hereof.

“Material Adverse Effect” means any change that is material and adverse to (x) the condition (financial or otherwise) or business of a Borrower or (y) the ability of a Borrower to duly and punctually pay and perform all or any of its Obligations.

“Maximum Amount” has the meaning set forth in Section 2.1(a).

“Moody’s” means Moody’s Investors Services, Inc., or any successor acceptable to the Required Banks performing substantially the same function.

“Multiemployer Plan” means at any time an employee pension benefit plan within the meaning of Section 4001(a)(3) of ERISA to which any member of the ERISA Group is then making or accruing an obligation to make contributions or has within the preceding five plan years made contributions, including for these purposes any Person which ceased to be a member of the ERISA Group during such five year period.

“Net Asset Value” means, at any date, with respect to any Borrower, Total Assets less Total Liabilities (other than the Loans of such Borrower and any accrued interest thereon) of such Borrower.

“Non-Extending Bank” has the meaning set forth in Section 2.6(a).

“Note” means any promissory note issued pursuant to Section 2.4.

“Notes” means the promissory notes of the Borrowers issued pursuant to Section 2.4.

“Notice of Borrowing” has the meaning set forth in Section 2.2(a).

“Obligations” means all indebtedness, obligations and liabilities of a Borrower to any of the Banks and the Administrative Agent, existing on the date of this Agreement or arising thereafter, direct or indirect, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, in each case arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans to a Borrower hereunder or under any of the Notes or other instruments at any time evidencing any thereof.

“Organization Documents” means, for any Borrower that is a Delaware LLC or a series of a Delaware LLC, the certificate of formation and the operating or limited liability company agreement, for any Borrower that is a Trust or a series of a Trust, the Trust Agreement, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such Trust, and for any Borrower that is a Maryland corporation or a series of a Maryland corporation, the charter and bylaws of such Maryland corporation.

“Other Agents” has the meaning set forth in Section 7.11.

“Participant” has the meaning set forth in Section 8.6(b).

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“Participant Register” has the meaning set forth in Section 8.6(b).

“Permitted Asset Coverage Ratio” means (i) for each Designated Coverage Borrower, 400% and (ii) for each other Borrower, 300%.

“Person” means an individual, a corporation (or series thereof), limited liability company (or series thereof), a partnership, an association, a trust (or series thereof) or any other entity or organization, including a government or political subdivision or an agency or instrumentality thereof.

“Plan” means at any time an employee pension benefit plan (other than a Multiemployer Plan) which is covered by Title IV of ERISA or subject to the minimum funding standards of Section 302 or Section 412 of the Code and either (i) is maintained, or contributed to, by any member of the ERISA Group for employees of any member of the ERISA Group or (ii) has at any time within the preceding five years been maintained, or contributed to, by any Person which was at such time a member of the ERISA Group for employees of any Person which was at such time a member of the ERISA Group.

“Prime Rate” means a rate per annum equal to the prime rate of interest announced from time to time by JPMorgan Chase Bank, N.A. or its parent (which is not necessarily the lowest rate charged to any customer), changing when and as said prime rate changes.

“Prospective Banks” has the meaning set forth in Section 2.18.

“Prospectus” means, with respect to a Borrower, the current prospectus of such Borrower delivered to the Administrative Agent prior to the date hereof and any subsequent prospectus of such Borrower (or Part A of such Borrower’s registration statement).

“Register” has the meaning set forth in Section 8.6(c).

“Regulation U” means Regulation U of the FRB, as in effect from time to time.

“Required Banks” means at any time Banks (other than Delinquent Banks) whose Commitment Amounts equal more than 50% of the result of (i) the aggregate Commitment Amounts of all Banks minus (ii) the aggregate Commitment Amounts of all Delinquent Banks at such time; and if the Commitments of the Banks are terminated, Banks (other than Delinquent Banks) whose outstanding Loans equal more than 50% of the result of (i) the aggregate principal amount of all Loans outstanding at such time minus (ii) the aggregate principal amount of all Loans outstanding at such time from the Delinquent Banks; provided, however, that if any one Bank (other than a Delinquent Bank) holds 50% or more of the aggregate Commitment Amounts of all Banks (other than Delinquent Banks), Required Banks means such Bank plus at least one other Bank (other than a Delinquent Bank), unless there is no such other Bank.

“Reserve Requirement” means, with respect to any interest period relevant to LIBOR, the maximum aggregate reserve requirement (including all basic, supplemental, marginal and other reserves) which is imposed under Regulation D of the FRB as from time to time in effect and any successor thereto or other regulation or official interpretation of said Board of Governors relating to reserve requirements applicable to member banks of the Federal Reserve System.

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“Revolving Credit Period” means the period from and including the Effective Date to but excluding the Termination Date.

“S&P” means Standard & Poors Ratings Services, a Standard & Poor’s Financial Services LLC business, or any successor acceptable to the Required Banks performing substantially the same function.

“SAI” means, with respect to a Borrower (if applicable), the current statement of additional information of such Borrower (or Part B of such Borrower’s registration statement) and any subsequent statement of additional information of such Borrower.

“Sanctioned Country” means, at any time, a country or territory which is the subject or target of any Sanctions.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by the Office of Foreign Assets Control of the U.S. Department of the Treasury, the U.S. Department of State, or by the United Nations Security Council, the European Union or any EU member state or (b) any Person operating, organized or resident in a Sanctioned Country.

“Sanctions” means economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by the Office of Foreign Assets Control of the U.S. Department of the Treasury or the U.S. Department of State, or (b) the United Nations Security Council, the European Union or Her Majesty’s Treasury of the United Kingdom.

“Section 2.13(a) Tax” has the meaning set forth in Section 2.13(a).

“Subsidiary” of a Borrower means any corporation or other entity of which securities or other ownership interests having ordinary voting power to elect a majority of the board of directors or other persons performing similar functions are at the time directly or indirectly owned by such Borrower.

“Swing Line Advance” means a Tranche A Swing Line Advance or a Tranche B Swing Line Advance, as applicable.

“Swing Line Lenders” means JPMorgan Chase Bank, N.A. and State Street Bank and Trust Company, collectively.

“Termination Date” means April 23, 2015, or such earlier date on which the Commitments shall terminate as provided herein, provided that the Termination Date (and each Bank’s Commitment to make Loans hereunder) may be extended in accordance with Section 2.6 hereof.

“Total Assets” means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as assets on a balance sheet of such Borrower on such date prepared in accordance with GAAP. The assets of a Borrower shall be valued in accordance with the Act, the rules and regulations under the Act, and the valuation procedures set forth in its most

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recent Prospectus and SAI (if applicable). Without limiting the foregoing, in order to ensure that Borrowers that are part of any master/feeder or fund-of- funds structure do not borrow against the same assets, for purposes of calculating the Asset Coverage Ratio, if any Borrower invests in another Borrower, the value of such assets shall, as between both such Borrowers, only be counted once. By way of example, suppose (i) Borrower A invests solely in Borrower B, (ii) the value of A’s assets equals $1,000,000 and (iii) the value of B’s assets equals $10,000,000; if, in calculating A’s Asset Coverage Ratio, it is identified as having Total Assets equal to $1,000,000, then for purposes of calculating B’s Asset Coverage Ratio, B’s Total Assets shall be limited to $9,000,000.

“Total Liabilities” means, with respect to a Borrower as of any date, the aggregate amount of all items that would be set forth as liabilities on a balance sheet of such Borrower on such date prepared in accordance with GAAP.

“Tranche A Borrowers” means the Borrowers.

“Tranche A Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto under the heading, “Tranche A Commitment Amount”, as such amount may be reduced from time to time pursuant to Section 2.5 or reduced or increased from time to time pursuant to Section 8.6; and “Tranche A Commitment Amounts” means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Tranche A Commitment Amounts equal $650,000,000.

“Tranche A Loans” means loans made pursuant to Section 2.1(a)(i).

“Tranche A Sublimit” means (i) with respect to BlackRock Floating Rate Income Portfolio, $350,000,000 and (ii) with respect to the other Tranche A Borrowers, the aggregate Tranche A Commitment Amounts.

“Tranche A Swing Line Advance” means any loan made or to be made to a Tranche A Borrower as contemplated by Section 2.1(b).

“Tranche B Borrower” means BlackRock Floating Rate Income Portfolio.

“Tranche B Commitment Amount” means, with respect to each Bank, the amount set forth opposite the name of such Bank on Schedule 1 attached hereto under the heading, “Tranche B Commitment Amount”, as such amount may be reduced from time to time pursuant to Section 2.5 or reduced or increased from time to time pursuant to Section 8.6; and “Tranche B Commitment Amounts” means, as of any date, the aggregate of all such amounts on such date. On the Effective Date the aggregate Tranche B Commitment Amounts equal $450,000,000.

“Tranche B Loans” means loans made pursuant to Section 2.1(a)(ii).

“Tranche B Swing Line Advance” means any loan made or to be made to the Tranche B Borrower as contemplated by Section 2.1(b).

“Trust” means each investment company listed as such on the signature pages hereof.

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“Trust Agreement” means, with respect to a Trust, such Trust’s trust agreement and declaration of trust or similar instruments, as amended from time to time.

1.2 Accounting Terms and Determinations. Unless otherwise specified herein, all accounting terms used herein shall be interpreted, all accounting determinations hereunder shall be made and all financial statements required to be delivered hereunder shall be prepared in accordance with GAAP as in effect from time to time in the United States of America, applied on a basis consistent (except for changes concurred in by a Borrower’s independent public accountants) with the most recent audited financial statements of the Borrower delivered to the Banks hereunder.

1.3 Assumptions Regarding Structure. The parties acknowledge and agree that with respect to certain Delaware LLCs, Trusts and Maryland corporations, such Delaware LLCs, Trusts and Maryland corporations are comprised of one or more separate Borrowers and that such Borrowers are not separately existing legal entities entitled to enter into contractual agreements or to execute instruments, and for these reasons, the relevant Delaware LLCs, Trusts or Maryland corporations are executing this Agreement on behalf of their specified respective Borrowers.

1.4 Authority of Adviser; Adviser Disclaimer. Each of the Borrowers hereby confirms that the Adviser and the employees of the Adviser designated by such Borrower as its agents have been duly authorized to act on behalf of such Borrower for purposes of this Agreement and to take all actions which such Borrower is entitled or required to take hereunder, including, without limitation, requesting the making or conversion of Loans on behalf of a Borrower pursuant to Section 2, reducing or terminating the Commitments as to one or more Borrowers, and executing and delivering any and all certificates, reports, financial information and notices required to be delivered to the Administrative Agent hereunder. Notwithstanding the foregoing or anything to the contrary contained in this Agreement, the parties hereto acknowledge and agree that (a) in taking any such action hereunder, the Adviser is acting solely in its capacity as investment adviser for a Borrower and not in its individual capacity, (b) neither the Adviser nor any of its officers, employees or agents (with the Adviser, collectively, “Adviser Persons”) shall have any liability whatsoever for any action taken or omitted to be taken by any of them in connection with this Agreement nor shall any of them be bound by or liable for any indebtedness, liability or obligation hereunder and (c) neither the Adviser nor any Adviser Person shall be responsible in any manner to the Administrative Agent or the Banks for the truth, completeness or accuracy of any statement, representation, warranty or certification contained in this Agreement, any other Loan Document or in any information, report, certificate or other document furnished by the Adviser on behalf of any Delaware LLC, Trust, Maryland corporation or Borrower in connection with this Agreement.

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ARTICLE II

THE CREDIT

2.1 Commitments to Lend. (a) Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to make loans to the Borrowers, and the Borrowers may borrow, repay and reborrow from time to time during the Revolving Credit Period, upon notice by a Borrower to the Administrative Agent given in accordance with Section 2.2(a) hereof,

(i) such sums as are requested by the Tranche A Borrowers up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank’s Tranche A Commitment Amount, and

(ii) such sums as are requested by the Tranche B Borrower up to a maximum aggregate amount outstanding (after giving effect to all amounts requested) at any one time equal to such Bank’s Tranche B Commitment Amount, provided that (a) the aggregate principal amount of all Tranche A Loans outstanding (after giving effect to all amounts requested) shall not exceed at any time the aggregate Tranche A Commitment Amounts of all of the Banks less outstanding Tranche A Swing Line Advances, (b) the aggregate principal amount of all Tranche A Loans outstanding to each Tranche A Borrower (after giving effect to all amounts requested) shall not exceed at any time its respective Tranche A Sublimit, (c) the aggregate principal amount of all Tranche B Loans outstanding (after giving effect to all amounts requested) shall not exceed at any time the aggregate Tranche B Commitment Amounts of all of the Banks less outstanding Tranche B Swing Line Advances, (d) the aggregate principal amount of all Loans outstanding (after giving effect to all amounts requested) shall not exceed at any time the aggregate Commitment Amounts of all of the Banks, (e) the aggregate principal amount of any Bank’s outstanding Loans shall not exceed at any time the amount of such Bank’s Commitment and (f) the aggregate principal amount of all Loans outstanding to any Borrower (after giving effect to all amounts requested) shall not exceed at any time the maximum amount (the “Maximum Amount”) such Borrower is permitted to borrow at such time under applicable laws and regulations, the limitations on borrowing adopted by such Borrower in its Prospectus and/or SAI (if applicable) or elsewhere, and any agreements with federal, state, local or foreign governmental authorities or regulators, in each case as in effect from time to time. Each Borrowing under this Section shall be in an aggregate principal amount of not less than (x) for Tranche A Loans, $500,000, and integral multiples of $100,000 in excess thereof, and (y) for Tranche B Loans, $5,000,000, and integral multiples of $1,000,000 in excess thereof. Each Borrowing under this Section shall be made from the several Banks pro rata in accordance with each Bank’s Commitment Percentage.

(b) Notwithstanding the provisions of clause (a) of this Section 2.1, and subject to the terms and conditions of this Agreement, each Swing Line Lender agrees to make (i) an amount equal to its Tranche A Commitment Amount available by making Loans to any one or more Tranche A Borrowers and (ii) an amount equal to its Tranche B Commitment Amount available by making Loans to the Tranche B Borrower, and each Borrower may borrow, repay and reborrow such Swing Line Advances, from time to time during the Revolving Credit Period, upon notice by any Borrower to the Administrative Agent in accordance with Section 2.2(b), in an aggregate principal amount at any time outstanding not to exceed the aggregate Tranche A Commitment Amounts or the aggregate Tranche B Commitment Amounts, as applicable, of the Swing Line Lenders (after giving effect to all Swing Line Advances requested); provided that the aggregate amount of all Loans outstanding from each Swing Line Lender (after giving effect to all Swing Line Advances requested) shall not exceed the respective Swing Line Lender’s Commitment Amount, and provided further that the maximum amount of Swing Line Advances

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for a Swing Line Lender shall be subject to any maximum limit as stated in Schedule 1 annexed hereto. All Swing Line Advances shall be made by the Swing Line Lenders on a pro rata basis. Each Borrower promises to pay each Swing Line Advance made to such Borrower, together with any and all accrued and unpaid interest thereon, on the earlier of (A) ten (10) days after the date such Swing Line Advance was made, (B) the date of the next Loan made to such Borrower by the Banks pursuant to clause (a) of this Section, and (C) the Termination Date. If (x) any Swing Line Advance remains outstanding to any Borrower more than ten (10) days from the date of the advance thereof, (y) Loans are not requested pursuant to clause (a) of this Section by such Borrower prior to the Termination Date, or (z) the Administrative Agent so requests at any time in its sole and absolute discretion, then each Bank (including each of the Swing Line Lenders in its respective capacity as a Bank) shall fund its pro rata share (based upon such Bank’s Commitment Percentage) of the principal amount of such Swing Line Advance with a Committed Loan, which Committed Loan shall initially be a Base Rate Loan. Each Bank’s obligation to make such payments to the Administrative Agent for account of the Swing Line Lenders under this clause (b), and the Swing Line Lenders’ rights to receive the same, shall be absolute and unconditional and shall not be affected by any circumstance whatsoever, including, without limitation, the failure of any other Bank to make its payment under this clause (b), the financial condition of any Borrower, the existence of any Default or Event of Default, the failure of any of the conditions set forth in Article III to be satisfied, or the termination of the Commitments. Each such payment to the Swing Line Lenders shall be made without any offset, abatement, withholding or reduction whatsoever. Each Bank agrees to fund its pro rata share of such outstanding Swing Line Advances on (i) the Business Day on which demand therefore is made by the Swing Line Lenders or the Administrative Agent as aforesaid, provided that notice of such demand is given not later than 2:00 p.m. (New York time) on such Business Day or (ii) the first Business Day next succeeding such demand if notice of such demand is given after such time, provided that in no event shall the aggregate outstanding amount of any Bank’s Loans exceed such Bank’s Commitment. If and to the extent that any Bank shall not have so made the amount of such Swing Line Advance available to the Administrative Agent, such Bank agrees to pay to the Administrative Agent for the account of the Swing Line Lenders forthwith on demand such amount together with interest thereon, for each day from the date of demand by the Swing Line Lenders until the date such amount is paid to the Administrative Agent, at the Federal Funds Rate.

2.2 Notice of Borrowings. (a) Each Borrowing shall be made upon the borrowing Borrower’s irrevocable written notice substantially in the form of Exhibit B attached hereto (a “Notice of Borrowing”) not later than 12:00 p.m. (New York time) (or telephonic notice not later than 12:00 p.m. (New York time) confirmed in a writing substantially in the form of Exhibit B attached hereto not later than 12:30 p.m. (New York time)) on the Business Day of the proposed Borrowing, appropriately completed concerning the Borrowing. Each Notice of Borrowing or oral request shall constitute a representation and warranty by the borrowing Borrower that the conditions set forth in Section 3.2 have been satisfied on the date of such notice and will be satisfied on the Borrowing Date.

(b) Notwithstanding the foregoing, any Borrower may request a Swing Line Advance under this Section 2.2(b) by delivering to the Administrative Agent, no later than 4:00 p.m. (New York time) on the date of the proposed Swing Line Advance, a Notice of Borrowing, which shall be made by facsimile transmission. The Administrative Agent will promptly advise the Swing Line Lenders of any such notice received from any such Borrower.

(c) Each Swing Line Lender will make a pro rata amount (equal to the total Swing Line Advance amount requested, divided by three) of such Swing Line Advance available to the Borrower requesting such Swing Line Advance at the account noticed by such Borrower to the Administrative Agent.

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2.3 Notice to Banks; Funding of Loans. (a) Upon receipt of a Notice of Borrowing or an oral request for a Borrowing in accordance with Section 2.2, the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share, if any, of such Borrowing. Such Notice of Borrowing or oral request shall not thereafter be revocable by the borrowing Borrower and shall obligate the borrowing Borrower to accept the Loans requested from the Banks on the Borrowing Date.

(b) Not later than 4:00 p.m. (New York time) on the Borrowing Date of each Borrowing, each Bank shall make available its share, if any, of such Borrowing, in Federal or other funds immediately available, to the Administrative Agent at JPM Loan & Agency Services, 500 Stanton Christiana Rd., Ops 2, 3rd Floor, Newark, DE 19713-2107, Attention: Brittany Duffy. Unless the Administrative Agent determines that any applicable condition specified in Article III has not been satisfied, the Administrative Agent will make its share of such Borrowing and the funds so received from the other Banks available to the borrowing Borrower as noticed to the Administrative Agent with the name of its custodian and payment instructions (including ABA number and demand deposit account number) on the Borrowing Date. The failure or refusal of any Bank to make available to the Administrative Agent as provided herein its share of any Borrowing shall not relieve any other Bank from its several obligations hereunder.

(c) If any Committed Loan is to be made to a Borrower hereunder on a day on which any Swing Line Advance to such Borrower is outstanding, the proceeds of such Committed Loan shall be applied first to the repayment of the outstanding Swing Line Advances to such Borrower, and only an amount equal to the difference (if any) between the amount being borrowed and the Swing Line Advances being repaid shall be made available to such Borrower by the Administrative Agent as provided in clause (b) of this Section 2.3.

(d) Unless the Administrative Agent shall have received notice from a Bank prior to any Borrowing Date that such Bank will not make available to the Administrative Agent such Bank’s share of such Borrowing, the Administrative Agent may assume that such Bank has made such share available to the Administrative Agent on such Borrowing Date in accordance with clause (b) of this Section and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, make available to the borrowing Borrower on such date a corresponding amount. If and to the extent that such Bank shall not have so made such share available to the Administrative Agent, such Bank and the borrowing Borrower severally agree to repay to the Administrative Agent, within three days after demand by the Administrative Agent, such amount, together with interest thereon, for each day from the date such amount is made available to the borrowing Borrower until the date such amount is repaid to the Administrative Agent, at (i) in the case of the borrowing Borrower, a rate per annum equal to the interest rate applicable thereto pursuant to Section 2.9 and (ii) in the case of such Bank, the Federal Funds

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Effective Rate. If such Bank shall repay to the Administrative Agent such amount, such amount so repaid shall constitute such Bank’s Loan included in such Borrowing for purposes of this Agreement.

2.4 Loan Accounts; Notes; Records. (a) The Loans made by each Bank to each Borrower shall be evidenced by one or more loan accounts or records maintained by such Bank in the ordinary course of business. The loan accounts or records maintained by the Administrative Agent and each Bank shall be prima facie evidence of the amount of the Loans made by the Banks to each Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of any Borrower hereunder to pay any amount owing with respect to the Loans made to it hereunder.

(b) The Borrowers hereby agree that if, in the opinion of any Bank, a promissory note or other evidence of debt is required to reflect or enforce the Debt of the Borrowers resulting from the Loans made, or to be made, by such Bank, then upon request of such Bank, the Borrowers shall promptly execute and deliver to such Bank, for the Loans made or to be made by such Bank, a promissory note substantially in the form of Exhibit D attached hereto, payable to the order of such Bank in an amount equal to the Loans payable or to be payable to such Bank from time to time, provided that, as a condition to issuing any such Note, the Borrowers may require an indemnity with respect to lost instruments from such Bank, in form and substance satisfactory to the Borrowers and their counsel.

2.5 Optional Termination or Reduction of Commitments. (a) The Borrowers shall have the right at any time and from time to time prior to the Termination Date upon three Business Days’ (or such shorter period as the Administrative Agent shall agree) prior written notice to the Administrative Agent to reduce by $50,000,000 or a larger integral multiple of $10,000,000 the unborrowed portion of the aggregate Tranche A Commitment Amounts and/or the aggregate Tranche B Commitment Amounts of the Banks or terminate entirely each Bank’s Commitment, whereupon such Commitment Amounts of each of the Banks shall be reduced pro rata in accordance with their Commitment Percentages of the amount specified in such notice or, as the case may be, each Bank’s Commitment shall be terminated. Promptly after receiving any notice of the Borrowers delivered pursuant to this Section, the Administrative Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Administrative Agent for the respective accounts of the Banks the full amount of any commitment fee then accrued on the amount of the reduction. No reduction in the Commitment Amounts or termination of the Commitments may be reinstated.

(b) Any Borrower may on three Business Days’ (or such shorter period as the Administrative Agent shall agree) written notice to the Administrative Agent cease to be a Borrower hereunder on the date specified in such notice, provided all Obligations due and owing by such Borrower hereunder are repaid in full on such date. A Borrower ceasing to be a Borrower hereunder shall not affect the then applicable Commitment Amounts, which shall remain unchanged.

2.6 Extension of Termination Date. (a) The Borrowers may, by notice to the Administrative Agent (which shall promptly deliver a copy to each of the Banks) not earlier than 60 days and not later than 45 days prior to the Termination Date then in effect hereunder (the

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“Existing Termination Date”), request that the Banks extend the Termination Date for an additional 364 days from the Consent Date (as defined below). Each Bank, acting in its sole discretion, shall, by notice to the Borrowers and the Administrative Agent not earlier than 30 days prior to the Existing Termination Date and not later than the date that is 20 days prior to the Existing Termination Date (provided, if such date is not a Business Day, then such notice shall be given on the next succeeding Business Day) (the “Consent Date”), advise the Borrowers and the Administrative Agent whether or not such Bank agrees to such extension; provided that each Bank that determines not to extend the Termination Date (a “Non-Extending Bank”) shall notify the Administrative Agent (who shall notify the Borrowers) of such fact promptly after such determination (but in any event no later than the Consent Date) and any Bank that does not advise the Borrowers on or before the Consent Date shall be deemed to be a Non-Extending Bank. The election of any Bank to agree to such extension shall not obligate any other Bank to agree to such extension.

(b) The Borrowers shall have the right on or before the Existing Termination Date to replace each Non-Extending Bank with, and otherwise add to this Agreement, one or more other commercial banks, which may include any Bank (each, prior to the Existing Termination Date, an “Additional Commitment Bank”) with the approval of the Administrative Agent (which approval shall not be unreasonably delayed or withheld). Each Additional Commitment Bank shall enter into an Assignment and Acceptance pursuant to which such Additional Commitment Bank shall, effective as of the Existing Termination Date, undertake a Commitment (an “Additional Commitment”) (if any such Additional Commitment Bank is a Bank, its Additional Commitment shall be in addition to such Bank’s Commitment hereunder on such date).

(c) If (and only if) Banks with Commitment Amounts that, in the aggregate, together with the proposed Commitment Amounts of the Additional Commitment Banks that will become effective on the Existing Termination Date, aggregate at least 75% of the aggregate Commitment Amounts on the Consent Date shall have agreed to extend the Existing Termination Date, then, effective as of the Existing Termination Date, (i) the Existing Termination Date shall be extended to the date which is 364 days after the Consent Date (provided, if such date is not a Business Day, then such Termination Date as so extended shall be the next preceding Business Day), (ii) the aggregate Commitment Amounts shall equal the sum of the Commitments of the Banks (other than the Non-Extending Banks) and the Additional Commitment Banks and each (iii) Additional Commitment Bank shall thereupon become a “Bank” with a Commitment for all purposes of this Agreement.

(d) Notwithstanding the foregoing, the extension of the Existing Termination Date shall not be effective with respect to any Bank unless:

(i) no Default or Event of Default shall have occurred and be continuing on the date of the notice requesting such extension, the Consent Date or the Existing Termination Date;

(ii) each of the representations and warranties of the Borrowers in Article IV hereof shall be true and correct on and as of each of the date of the notice requesting such extension, the Consent Date and the Existing Termination Date with the same force and effect as if made on and as of each such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date); and

(iii) each Non-Extending Bank shall have been paid in full by the respective Borrowers all amounts owing to such Bank hereunder on or before the Existing Termination Date.

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Even if the Existing Termination Date is extended as provided in this Section 2.6, the Commitment of each Non-Extending Bank shall terminate on the Existing Termination Date.

2.7 Optional Prepayments. (a) Each Borrower may, with telephonic notice to the Administrative Agent by 1:00 p.m. (New York time) confirmed in writing substantially in the form of Exhibit C attached hereto no later than 1:30 p.m. (New York time) on the Business Day of such payment (which notice shall not thereafter be revocable by such Borrower), prepay any Loans made to such Borrower in whole at any time, or from time to time in part in an aggregate principal amount not less than (i) with respect to Tranche A Loans, $500,000 and in larger integral multiples of $100,000 and (ii) with respect to Tranche B Loans, $1,000,000 and in larger integral multiples of $500,000, by paying the principal amount to be prepaid together with accrued interest thereon to the date of prepayment. Each such optional prepayment shall be applied to prepay ratably the Loans of the several Banks included in such Borrowing made to such Borrower.

(b) Upon receipt of a notice of prepayment pursuant to clause (a), the Administrative Agent shall promptly notify each Bank of the contents thereof and of such Bank’s ratable share of such prepayment.

(c) Subject to the satisfaction of the conditions set forth in Section 3.2, Loans prepaid prior to the Termination Date may be reborrowed prior to the Termination Date.

2.8 Mandatory Payments. (a) If at any time the Asset Coverage Ratio for any Borrower shall be less than its Permitted Asset Coverage Ratio, such Borrower shall, within three (3) Business Days, prepay such principal amount of one or more Loans made to such Borrower, as may be necessary so that after such prepayment the Asset Coverage Ratio for such Borrower shall not exceed its Permitted Asset Coverage Ratio.

(b) On any date on which the Loans outstanding exceed the aggregate Commitment Amounts, the Borrowers that have Loans outstanding at such date shall immediately severally prepay such principal amount of the one or more Loans made to such Borrowers (together with accrued interest thereon) based upon each such Borrower’s pro rata share of such amount in excess of the aggregate Commitment Amounts as may be necessary to eliminate such excess.

(c) On any date on which the Loans outstanding of any Borrower exceed the Maximum Amount for such Borrower, such Borrower shall immediately prepay such principal amount of one or more Loans as may be necessary to eliminate such excess.

(d) Each Swing Line Advance shall mature, and the principal amount thereof shall be due and payable, as provided in Section 2.1(b).

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(e) Each Loan (other than a Swing Line Advance) shall mature, and the principal amount thereof shall be due and payable, on the earlier of (i) the date that is (x) with respect to Tranche A Loans, thirty (30) days and (y) with respect to Tranche B Loans, ninety (90) days after the date of the making of such Loan or any Swing Line Advance refinanced with such Loan and (ii) the Termination Date. No proceeds of any Loan shall be used to refinance any Loan (other than a Swing Line Advance).

(f) On the Termination Date, each Bank’s Commitment Amount permanently shall reduce to $0 and each Bank’s Commitment shall terminate. Each Borrower severally promises to pay on the Termination Date, and there shall become absolutely due and payable on the Termination Date, all of the Loans outstanding to it on such date, together with all accrued and unpaid interest thereon and all other amounts outstanding hereunder owing by it on such date.

(g) On any date on which a Bank’s Commitment is terminated pursuant to Section 8.12, the Borrowers that have Loans outstanding at such date shall immediately severally prepay a portion of the outstanding principal amount of the one or more Loans made to such Borrowers (together with accrued interest thereon) equal to such Bank’s Commitment Percentage immediately prior to such termination, based upon each such Borrower’s pro rata share of such amount.

2.9 Interest Rates. (a) Subject to Section 2.9(b), each Loan shall bear interest on the outstanding principal amount thereof, for the period commencing with the date such Loan is made up to but not including the date such Loan is repaid in full, at a rate per annum equal to the Applicable Margin plus the higher of (x) the Federal Funds Effective Rate as in effect from time to time and (y) LIBOR as in effect on the date such Loan is first made. Interest on each Loan shall be payable on the last day of each calendar quarter commencing on the first such day after the Effective Date, on the Termination Date and, with respect to any prepayment, on the date of such prepayment. The Administrative Agent shall on each Business Day for which a Loan is outstanding notify the borrowing Borrower and the Banks in writing (by telecopy) of the Federal Funds Effective Rate in effect on such day.

(b) Any overdue principal of (whether at stated maturity, by acceleration or otherwise) and (to the extent permitted by applicable law) interest on the Loans and all other overdue amounts payable hereunder shall bear interest, payable on demand, for each day from and including the date payment thereof was due (whether at stated maturity, by acceleration or otherwise) to but not including the date of actual payment, at a rate per annum equal to the sum of two percent (2%) above the then applicable interest rate until such amount shall be paid in full (after as well as before judgment).

2.10 Fees. (a) Subject to the allocation requirements of Section 2.14, during the Revolving Credit Period (i) each of the Tranche A Borrowers severally shall pay to the Administrative Agent for the account of each Bank such Bank’s pro rata share of the commitment fee at the rate of 0.060% per annum on the daily amount by which the aggregate amount of such Bank’s Tranche A Commitment Amount exceeded the aggregate outstanding principal amount of the Tranche A Loans made by such Bank and (ii) the Tranche B Borrower shall pay to the Administrative Agent for the account of each Bank such Bank’s pro rata share of the commitment fee at the rate of 0.060% per annum on the daily amount by which the aggregate

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amount of such Bank’s Tranche B Commitment Amount exceeded the aggregate outstanding principal amount of the Tranche B Loans made by such Bank. For the purpose of calculating the commitment fee, Swing Line Advances shall not be considered to be outstanding Loans.

(b) The commitment fee shall accrue from and include the Effective Date but exclude the Termination Date. Accrued commitment fees payable hereunder shall be payable quarterly in arrears on the 15th of each April, July, October and January of each year for the calendar quarter ending on the last day of the immediately preceding month, commencing on the first such day after the Effective Date, and on the Termination Date.

(c) Subject to the allocation requirements of Section 2.14, the Borrowers severally shall pay to the Administrative Agent for its own account, quarterly in advance, on the Effective Date and on the 15th day of each July, October and January, its pro rata share of the non-refundable agent’s fee as agreed upon separately, by the Borrowers and the Administrative Agent.

2.11 General Provisions as to Payments. (a) Payment of principal of and interest on the Loans and of fees and all other amounts due hereunder shall be made not later than 2:00 p.m. (New York time) on the date when due, in United States dollars and in Federal or other funds immediately available, to the Administrative Agent at JPM Loan & Agency Services, 500 Stanton Christiana Rd., Ops 2, 3rd Floor, Newark, DE 19713-2107, Attention: Brittany Duffy, and, as stated in Section 2.11(c), will be made without set-off or counterclaim. The Administrative Agent will promptly distribute to each Bank its ratable share of each such payment received by the Administrative Agent for the account of the Banks. Whenever any payment of principal of, or interest on, the Loans or of fees shall be due on a day which is not a Business Day, the date for payment thereof shall be extended to the next succeeding Business Day. If the date for any payment of principal is extended by operation of law or otherwise, interest thereon shall be payable for such extended time.

(b) Unless the Administrative Agent shall have received notice from a Borrower prior to the date on which any payment is due to the Banks hereunder that such Borrower will not make such payment in full, the Administrative Agent may assume that such Borrower has made such payment in full to the Administrative Agent on such date and the Administrative Agent may (but it shall not be required to), in reliance upon such assumption, cause to be distributed to each Bank on such due date an amount equal to the amount then due such Bank. If and to the extent that a Borrower shall not have so made such payment, each Bank shall repay to the Administrative Agent forthwith on demand such amount distributed to such Bank together with interest thereon, for each day from the date such amount is distributed to such Bank until the date such Bank repays such amount to the Administrative Agent, at the Federal Funds Effective Rate.

(c) Each Borrower agrees that payments by such Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim.

2.12 Computation of Interest and Fees. All interest and fees hereunder shall be computed on the basis of a year of 360 days and paid for the actual number of days elapsed.

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2.13 Withholding Tax Exemption. (a) All payments hereunder and under any of the other Loan Documents shall be made free and clear of and without any deduction for or on account of any tax, levy, deduction, withholding, or other similar charge of whatever nature (a “Tax”), unless otherwise required by law. If any applicable law (as determined in the good faith discretion of a Borrower or the Administrative Agent (each a “Withholding Agent”), as applicable, and including FATCA) requires the deduction or withholding of any Tax from any payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law. Except as otherwise provided in Section 2.13(c), if any Taxes are imposed and required by law to be paid or withheld from any amount payable to any Bank, but excluding (i) any Tax or branch profits Tax imposed on or measured by the net income of a Bank or its lending office by the jurisdiction in which such Bank is incorporated or has its principal office or such lending office, (ii) any Tax imposed as a result of a present or former connection between such Bank or applicable lending office and the jurisdiction imposing such Tax, other than a connection arising under the Loan Documents, (iii) any U.S. federal withholding Tax imposed on amounts payable to or for the account of such Bank with respect to an applicable interest in a Loan or Commitment pursuant to a law in effect on the date on which (x) such Bank becomes a party hereto (other than pursuant to an assignment requested by the Borrower under Section 2.16) or (y) such Bank changes its lending office, except in each case to the extent that such amounts were payable either to such Bank’s assignor immediately before such Bank became a party hereto or such Bank immediately before it changed its lending office, (iv) any Tax attributable to such Bank’s failure to comply with Section 2.13(b), and (v) any U.S. federal withholding Tax imposed under FATCA (each such non-excluded Tax for the purposes of this Section, a “Section 2.13(a) Tax”) imposed by the United States of America, or any political subdivision or taxing authority thereof or therein, then the borrowing Borrower upon the request of such Bank shall increase the amount of such payment so that such Bank will receive a net amount (after deduction of all Section 2.13(a) Taxes) equal to the amount due hereunder and, as promptly as possible thereafter, send such Bank evidence showing payment thereof.

(b) Each Bank that is not incorporated under the laws of the United States of America or a state thereof agrees that it ((x) if such Bank is an original Bank party to this Agreement, on or prior to the Effective Date, and (y) if such Bank becomes a Bank party to this Agreement after the Effective Date, on or prior to the date such Bank becomes a Bank party hereto) will deliver to the Borrowers and the Administrative Agent two executed originals of whichever of the following is applicable, (i) in the case of such Bank claiming the benefits of an income tax treaty to which the United States is a party and exemption from withholding with respect to payments of interest and other payments under the Loan Documents, United States Internal Revenue Service Form W-8BEN, (ii) in the case of such Bank claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, a certificate to the effect that such Bank is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of any Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code, and United States Internal Revenue Service Form W-8BEN, (iii) to the extent such Bank is not the beneficial owner, United States Internal Revenue Service Form W-8IMY, accompanied by additional forms or certifications from each beneficial owner, as required by applicable law, or (iv) United States

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Internal Revenue Service Form W-8ECI, certifying in each case that such Bank is entitled to receive all payments under the Loan Documents without deduction or withholding of any United States federal income taxes. Each Bank which so delivers such documentation further undertakes to deliver to the Borrowers and the Administrative Agent two additional executed originals of any such form (or a successor form) or other documentation on or before the date that such documentation expires or becomes obsolete or after the occurrence of any event requiring a change in the most recent documentation so delivered by it, or as otherwise required by applicable law (including FATCA) and such amendments thereto or extensions or renewals thereof as may be reasonably requested by the Borrowers or the Administrative Agent, in each case certifying that such Bank is entitled to receive payments under the Loan Documents without deduction or withholding of any United States federal income taxes, unless an event (including without limitation any change in treaty, law or regulation) has occurred prior to the date on which any such delivery would otherwise be required which renders all such forms inapplicable or which would prevent such Bank from duly completing and delivering any such form with respect to it and such Bank advises the Borrowers and the Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax. In addition, if a payment made to a Bank under any Loan Document would be subject to U.S. federal withholding Tax imposed by FATCA if such Bank were to fail to comply with the applicable reporting requirements of FATCA, such Bank shall deliver to the Borrowers and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrowers or the Administrative Agent such documentation prescribed by applicable law and such additional documentation reasonably requested by the Borrowers or the Administrative Agent as may be necessary for the Borrowers and the Administrative Agent to comply with their obligations under FATCA and to determine that such Bank has complied with such Bank’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of the immediately preceding sentence, “FATCA” shall include amendments made to FATCA after the date of this Agreement, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement entered into in connection with the implementation of such sections of the Code.

(c) Notwithstanding anything to the contrary contained in Section 2.13(a), the Borrowers will not be required to make any additional payment to or for the account of any Bank under Section 2.13(a) by reason of (i) a breach by such Bank of any certification or representation set forth in any form furnished to the Borrowers under Section 2.13(b) or (ii) such Bank’s failure or inability to comply with Section 2.13(b).

(d) Each Bank shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Taxes attributable to such Bank that are payable or paid by the Administrative Agent in connection with any Loan Document and (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 8.6(b) relating to the maintenance of a Participant Register, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Bank by the Administrative Agent shall be conclusive absent manifest error. Each Bank hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Bank under any Loan Document or otherwise payable by the Administrative Agent to such Bank from any other source against any amount due to the Administrative Agent under this clause (d).

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(e) If any Bank determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has received additional amounts pursuant to this Section 2.13, it shall pay to the applicable Borrower an amount equal to such refund (but only to the extent of payments made under this Section with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such Bank and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such Borrower, upon the request of such Bank, shall repay to such Bank the amount paid over pursuant to this clause (e) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such Bank is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this clause (e), in no event will any Bank be required to pay any amount to any Borrower pursuant to this clause (e) the payment of which would place the Bank in a less favorable net after-Tax position than such Bank would have been in if the Tax subject to payment of additional amounts pursuant to this Section 2.13 and giving rise to such refund had not been deducted, withheld or otherwise imposed and the additional amounts with respect to such Tax had never been paid. This clause (e) shall not be construed to require any Bank to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to any Borrower or any other Person.

2.14 Source of Repayment. (a) Notwithstanding any other provision of this Agreement, the parties agree that the assets and liabilities of each Borrower are separate and distinct from the assets and liabilities of each other Borrower, and to the extent a Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation and each other series of that Delaware LLC, Trust or Maryland corporation, as the case may be, and that no Borrower, and to the extent a Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, no such Delaware LLC, such Trust or such Maryland corporation and no other series of that Delaware LLC, Trust or Maryland corporation, as the case may be, shall be liable or shall be charged for any debt, obligation, liability, fee or expense arising under this Agreement or out of or in connection with any transaction other than one entered into by or on behalf of itself. The Borrowers shall (i) as provided in Section 3.1(d), (ii) to the extent feasible, at least five Business Days in advance of a date on which a payment in respect of a debt, obligation, liability, fee or expense arising hereunder (other than principal of or interest on a Loan) shall be due and payable and (iii) upon request of the Administrative Agent or at any time at the option of the Borrowers, cause to be provided to the Administrative Agent an Allocation Notice; provided, however, should the Borrowers fail to deliver to the Administrative Agent an Allocation Notice with respect to such amounts within five Business Days following a request for the same by the Administrative Agent, the Borrowers shall be severally liable therefor to the Administrative Agent and/or the Banks in the proportion set forth in the Allocation Notice most recently delivered to the Administrative Agent.

(b) With respect to each Trust that is a “Massachusetts Business Trust”, the parties hereto acknowledge that the Trust Agreement for such Trust is on file with the Secretary of the Commonwealth of The Commonwealth of Massachusetts and the Clerk of the City of Boston. With respect to each Trust, the parties hereby agree that this Agreement is not executed on behalf

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of the trustees of such Trust as individuals; that the obligations of any Borrower of such Trust under this Agreement and any claims, obligations or liabilities arising hereunder are not binding on any of the trustees, officers or shareholders of such Trust individually but are binding upon only the assets and property of such Borrower; and that no Borrower or series of a Trust will be held liable for the obligations or liabilities of any other Borrower or series of that Trust.

2.15 Capital Adequacy; Increased Costs. (a) If any Bank shall have determined that (i) the introduction of any Capital Adequacy Regulation, (ii) any change in any Capital Adequacy Regulation or (iii) any change in the interpretation or administration of any Capital Adequacy Regulation by any central bank or other Governmental Authority charged with the interpretation or administration thereof, in each case occurring after the date hereof, affects or would affect the amount of capital or liquidity required or expected to be maintained by such Bank or any Person controlling such Bank and (taking into consideration such Bank’s or such Person’s policies with respect to capital adequacy or liquidity and such Bank’s desired return on capital) determines that the amount of such capital or liquidity is increased as a consequence of its Commitment, loans or obligations under this Agreement, then, within 10 days after demand of such Bank to the Borrowers through the Administrative Agent (which demand shall be in writing and shall set forth in reasonable detail the calculation of such amounts), each of the Borrowers severally shall pay to such Bank, from time to time as specified by the Bank, its pro rata share of additional amounts sufficient to compensate the Bank for such increase.

(b) Increased Costs Generally. If, after the date of this Agreement, any of the following occur (a “Change in Law”): (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority or (c) the making or issuance of any request, rule, guideline or directive (whether or not having the force of law) by any Governmental Authority; which shall impose, modify or deem applicable any reserve, special deposit, compulsory loan, insurance charge or similar requirement against assets of, deposits with or for the account of, or credit extended or participated in by, any Bank (except any reserve requirement reflected in the definition of Reserve Requirement herein), or impose on any Bank any other condition, cost or expense (other than taxes) affecting this Agreement or Loans made by such Bank; and the result of any of the foregoing shall be to increase the cost to such Bank of making, converting to, continuing or maintaining any Loan the interest on which is determined by reference to LIBOR, or to reduce the amount of any sum received or receivable by such Bank (whether of principal, interest or any other amount), then, upon request of such Bank, the applicable Borrower will pay to such Bank such additional amount or amounts as will compensate such Bank for such additional costs incurred or reduction suffered.

(c) Dodd-Frank and Basel III. Notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines or directives thereunder or issued in connection therewith shall be deemed to be a change in Capital Adequacy Regulation and a Change in Law, regardless of the date enacted, adopted or issued, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a change in Capital Adequacy Regulation and a Change in Law regardless of the date enacted, adopted, issued or implemented

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2.16 Substitution of Banks. Upon the receipt by the Borrowers from any Bank (an “Affected Bank”) of a claim for compensation under Section 2.13 or 2.15, the Borrowers may: (i) request the Affected Bank to use its reasonable efforts to obtain a replacement bank satisfactory to the Borrowers to acquire and assume all or ratable part of all of such Affected Bank’s Loans and Commitment (a “Replacement Bank”); (ii) request one more of the other Banks to acquire and assume all or any part of such Affected Bank’s Loans and Commitment; or (iii) designate a Replacement Bank. Any such designation of a Replacement Bank under clause (i) or (iii) shall be subject to the prior written consent of the Administrative Agent (which consent shall not be unreasonably withheld) and effected in accordance with the assignment provisions of Section 8.6 (provided that, for the avoidance of doubt, the Affected Bank will receive all amounts owed to it pursuant to this Agreement).

2.17 Survival. The agreements and obligations of the Borrowers under Sections 2.13 and 2.15 shall survive the payment of all other Obligations for a period of ninety days.

2.18 Increase of Commitments. Provided there exists no Default or Event of Default, the Borrowers may request an increase in the amount of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts by offering to the Banks or to other prospective Banks that can make the representation and warranty contained in Section 8.12 acceptable to the Administrative Agent (“Prospective Banks”) the opportunity to increase their Commitments or to extend Commitments hereunder; provided, however, the Borrower shall not request an increase that would cause the aggregate Commitment Amounts after giving effect to such increase to exceed $1,350,000,000; and provided further, for the avoidance of doubt, after giving effect to said increase, that each Bank shall have the same Commitment Percentage of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts. Any such request shall be sent to the Banks, the Prospective Banks and the Administrative Agent and shall (A) refer to this Agreement, (B) specify (i) the aggregate amount of the increase that is sought and (ii) the name of each Bank and Prospective Bank to which the opportunity to increase or extend a Commitment is to be offered and the amount of such offer, and (C) request that Banks wishing to increase their Commitments and Prospective Banks wishing to extend new Commitments notify the Administrative Agent within 14 days of the date of the Borrower’s request. For the avoidance of doubt, no Bank shall be required to increase its Commitment. The increase in the Commitment of each Bank that agrees to increase such Commitment under this Section 2.18 shall be effective three (3) Business Days (or such other date as is acceptable to the Borrower and the Administrative Agent) after the fourteenth day following the date of the Borrower’s request without any further action by the Banks or any amendment to the agreement. Upon the effectiveness of any increase in a Bank’s Commitment, (i) Schedule 1 shall be deemed to have been amended to reflect the increase in such Bank’s Commitment and (ii) if any Loans are outstanding under this Agreement, such Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Bank’s increase in Commitment Percentage of such Loans, for further distribution to the other Banks according to their Commitment Percentages. Each Prospective Bank that accepts the Borrower’s offer to extend a Commitment shall become a party to this Agreement on such date or dates as may be mutually satisfactory to such Prospective Bank, the Borrower and the Administrative Agent, subject to the Administrative Agent’s receipt of a duly completed and executed Accession Agreement in the form of Exhibit H hereto. Upon the effectiveness of any Accession Agreement to which any Prospective Bank is a

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party, (i) such Prospective Bank shall be entitled to all rights, benefits and privileges accorded a Bank hereunder; (ii) Schedule 1 shall be deemed to have been amended to reflect the Commitment of the additional Bank as provided in the Accession Agreement; and (iii) if any Loans are outstanding under this Agreement, the Prospective Bank shall promptly make available to the Administrative Agent at the office of the Administrative Agent specified in Section 2.3(b) a sum in immediately available funds equal to such Prospective Bank’s Commitment Percentage of such Loans, for further distribution to the Banks according to their Commitment Percentages. Notwithstanding the foregoing, no increase in a Bank’s Commitment and no accession of a Prospective Bank shall become effective until such time as the Administrative Agent shall have received (1) evidence in form and substance satisfactory to the Administrative Agent that each Borrower has taken all necessary corporate, trust or limited liability company action to approve such increase in the aggregate Commitment Amounts, (2) a written opinion of the Borrower’s legal counsel, addressed to the Administrative Agent and the Banks and in form and substance satisfactory to the Administrative Agent (3) a certificate from the Borrowers certifying that, before and after giving effect to such increase, (A) the representations and warranties contained in this Agreement are true and correct on and as of the date of such effectiveness, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct as of such earlier date and (B) no Default or Event of Default exists. The Administrative Agent shall give prompt notice to such Bank of (A) any increase in any Bank’s Commitment and (B) the Commitment of any additional Bank, in each case under this Section 2.18.

ARTICLE III

CONDITIONS

3.1 Effectiveness. This Agreement shall become effective on the date that each of the following conditions shall have been satisfied (or waived in accordance with Section 8.5):

(a) receipt by the Administrative Agent of counterparts hereof signed by each of the parties hereto;

(b) receipt by each of the Banks of an opinion of counsel to the Borrowers, in form reasonably satisfactory to the Administrative Agent in all respects;

(c) receipt by the Administrative Agent of a manually signed certificate from the Secretary of each Borrower that was not previously a borrower under the Existing Credit Agreement, in form and substance satisfactory to the Administrative Agent and dated the Effective Date, as to (i) the incumbency of, and bearing manual specimen signatures of, the Authorized Signatories of such Borrower, (ii) certifying and attaching copies of (A) such Borrower’s Organization Documents as then in effect, (B) duly authorized resolutions of such Borrower’s board of directors or trustees authorizing the transactions contemplated hereby, (C) the Prospectus and (D) all amendments to the Borrower’s investment objectives, policies and restrictions since the date of the Prospectus;

(d) receipt by the Administrative Agent of an Allocation Notice;

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(e) receipt by the Administrative Agent of evidence of repayment of any amounts owing under or in connection with the Existing Credit Agreement and termination of all commitments thereunder;

(f) receipt by the Administrative Agent of all documents, opinions and instruments it may reasonably request prior to the execution of this Agreement relating to compliance with applicable rules and regulations promulgated by Governmental Authorities, the existence of each Borrower, the authority for and the validity and enforceability of this Agreement and the other Loan Documents, and any other matters relevant hereto, all in form and substance reasonably satisfactory to the Administrative Agent and its counsel; and

(g) receipt by the Administrative Agent of payment of all fees and expenses (including fees and disbursements of special counsel for the Administrative Agent) then payable hereunder and under the other Loan Documents.

The Administrative Agent shall promptly notify the Borrowers and the Banks of the Effective Date and such notice shall be conclusive and binding on all parties hereto.

3.2 All Borrowings. The obligation of any Bank to make a Loan to a Borrower on the occasion of any Borrowing is subject to the satisfaction of the following conditions by such Borrower:

(a) receipt by the Administrative Agent of a Notice of Borrowing as required by Section 2.2, which is completed in a manner satisfactory to the Administrative Agent in all respects;

(b) immediately after such Borrowing, the aggregate outstanding principal amount of the Loans to the borrowing Borrower will not exceed its Maximum Amount;

(c) immediately after such Borrowing, the aggregate principal amount of the Loans to all Borrowers will not exceed the aggregate Commitment Amounts;

(d) immediately before and after such Borrowing, no Default or Event of Default shall have occurred and be continuing with respect to the borrowing Borrower;

(e) each of the representations and warranties of the borrowing Borrower contained in this Agreement shall be true on and as of the date of such Borrowing (unless any such representation and warranty shall relate solely to an earlier date, in which case such representation and warranty shall be true and correct as of such earlier date);

(f) receipt by the Administrative Agent with respect to the borrowing Borrower (other than a Borrower listed on Schedule 4.9 (as supplemented from time to time)) of a duly executed FRB Form FR U-1 for each Bank as required pursuant to FRB Regulation U (12 C.F.R. § 221.1 et seq.), which the Administrative Agent will promptly deliver to each Bank, in form and substance satisfactory to the Administrative Agent and its counsel, together with all information requested by the Administrative Agent in connection therewith, including updates of information, if any, required by such Regulation U, provided the Administrative Agent will request of said borrowing Borrower such documentation with respect to Form FR U-1 as any Bank may reasonably request and will deliver the same to said requesting Bank upon receipt; and

(g) receipt by the Administrative Agent of payment instructions from the Borrower, as required under Section 2.3(b).

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Each Borrowing hereunder shall be deemed to be a representation and warranty by the borrowing Borrower on the date of such Borrowing as to the facts specified in clauses (b), (c), (d) and (e) of this Section.

ARTICLE IV

REPRESENTATIONS AND WARRANTIES

In order to induce the Banks and the Administrative Agent to enter into this Agreement and to make Loans hereunder, each Borrower and, to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, not in its individual capacity but on behalf of such Borrower, severally represents and warrants to the Administrative Agent and each Bank with respect to itself as set forth in this Article IV. The representations and warranties contained in this Article IV with respect to an individual Borrower shall be deemed to be repeated by such Borrower each time that a Loan is made to such Borrower as provided in Article III.

4.1 Existence. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is an open-end or closed-end management investment company within the meaning of the Act and is duly organized, validly existing and in good standing under the laws of the state of its organization or formation. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is duly qualified to do business and in good standing in each other jurisdiction in which such qualification is required by applicable law, except where the failure to be so qualified or in good standing could not have a Material Adverse Effect on such Borrower. To the extent such Borrower is a series of shares of beneficial interest in the Delaware LLC, Trust or Maryland corporation of which it comprises a series (which shares have been and will be duly authorized, validly issued, fully paid and non-assessable by such Delaware LLC, such Trust or such Maryland corporation) it legally constitutes a fund or portfolio permitted to be marketed to investors pursuant to the provisions of the Act.

4.2 Authorization. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such series, is duly authorized to execute and deliver this Agreement and, with respect to such Delaware LLC, such Trust or such Maryland corporation, so long as this Agreement shall remain in effect with respect to it, each of its Borrowers will continue to be duly authorized to borrow monies hereunder on its own behalf and to perform its obligations under this Agreement. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, of this Agreement and the Borrowings of each Borrower do not and will not require any consent or approval of or registration with any Governmental Authority.

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4.3 No Conflicts. The execution, delivery and performance by such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, the execution and delivery by such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, of this Agreement do not and, so long as this Agreement shall remain in effect with respect to it, will not (i) conflict with any provision of law, (ii) conflict with the Organization Documents of such Borrower, or the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, (iii) conflict with any material agreement binding upon it, (iv) conflict with such Borrower’s most recent Prospectus or its most recent SAI (if applicable), (v) conflict with any court or administrative order or decree applicable to such Borrower or (vi) require or result in the creation or imposition of any Lien on any of such Borrower’s assets.

4.4 Validity and Binding Effect. This Agreement is the legal, valid and binding obligation of such Borrower, enforceable against it in accordance with its terms, except as enforceability may be limited by bankruptcy, insolvency, reorganization, receivership, fraudulent conveyance, fraudulent transfer, moratorium or other similar laws of general application affecting the enforcement of creditors’ rights or by general principles of equity (regardless of whether considered in a proceeding in equity or at law).

4.5 No Default. Such Borrower is not in default under any agreement or instrument to which it is a party or by which any of its respective properties or assets is bound or affected, other than such defaults that could not reasonably be expected to have a Material Adverse Effect on such Borrower. To the best of its knowledge, no Event of Default or Default with respect to it has occurred and is continuing.

4.6 Financial Statements. The most recent audited statement of assets and liabilities and, if applicable, the most recent semi-annual asset statement of such Borrower, copies of which have been or will be furnished to the Banks, have been prepared in conformity with GAAP applied on a basis consistent with that of the preceding fiscal year or period and present fairly its financial condition as at such dates and the results of its operations for the periods then ended, subject (in the case of the interim financial statement) to year end audit adjustments. Since the date of its most recent statement of assets and liabilities and such semi-annual asset statement, there has been no Material Adverse Effect on such Borrower.

4.7 Litigation. No claims, litigation, arbitration proceedings or governmental proceedings that could reasonably be expected to have a Material Adverse Effect are pending or, to the best of its knowledge, threatened against such Borrower. Other than any liability incident to such claims, litigation or proceedings or provided for or disclosed in the financial statements referred to in Section 4.6 such Borrower has no contingent liabilities which are material to it other than those incurred in the ordinary course of business.

4.8 Liens. None of such Borrower’s property, revenues or assets is subject to any Lien, except (i) Liens in favor of the Banks, if any, and (ii) Liens permitted under Section 5.12.

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4.9 Purpose. The proceeds of the Loans will be used by such Borrower to fund shareholder redemptions or the purchase of such Borrower’s shares pursuant to a tender offer (or share repurchase) for such Borrower’s shares by such Borrower and for other lawful purposes permitted under the Act, other than leverage, and by its most recent Prospectus and most recent SAI (if applicable). The proceeds of the Loans will not be used for leverage. Neither the making of any Loan nor the use of the proceeds thereof will violate or be inconsistent with the provisions of Federal Reserve Board Regulation U or X. Such Borrower is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock. With respect to any Borrower listed on the attached Schedule 4.9 (as amended or supplemented from time to time by delivery of a notice to the Administrative Agent which shall be provided to the Banks), less than 25% of the assets of such Borrower consists of “margin stock” as defined under Federal Reserve Board Regulation U.

4.10 Compliance and Government Approvals. Such Borrower, or to the extent the Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, is in compliance with all statutes and governmental rules and regulations applicable to it, including, without limitation, the Act, other than immaterial incidents of non-compliance that could not reasonably be expected to result in a Material Adverse Effect on such Borrower. No authorization or approval or other action by, and no notice to or filing with, any Governmental Authority or other Person is required for the due execution, delivery or performance by such Borrower of this Agreement, or to the extent such Borrower is a Delaware LLC, a Trust or a Maryland corporation, the execution and delivery by such Delaware LLC, such Trust or such Maryland corporation of this Agreement on its behalf.

4.11 Subsidiaries; Investments. If not a Designated Parent Borrower, such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, has no Subsidiaries and no equity investments or any interest in any other Person other than portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business. If a Designated Parent Borrower, such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation on behalf of such Borrower, (i) has no Subsidiaries and no equity investments or any interest in any other Person other than (a) portfolio securities (including investment company securities) which may have been acquired in the ordinary course of business and (b) its Designated Subsidiaries and (ii) holds all of the issued and outstanding shares of stock of its Designated Subsidiaries free of any Lien except as may be permitted by Section 5.12.

4.12 Investment Policies. Such Borrower’s assets are being invested substantially in accordance with the investment policies and restrictions set forth in each of its most recent Prospectus and its most recent SAI (if applicable). Such Borrower is in compliance in all material respects with all investment policies and restrictions set forth in its most recent Prospectus and most recent SAI (if applicable).

4.13 Status of Loans. Such Borrower’s obligation in connection with the repayment of any Loans made to it hereunder shall at all times constitute its unconditional Debt and will rank at least pari passu in priority of payment with all of such Borrower’s other present and future unsecured and unsubordinated Debt.

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4.14 ERISA. (a) Such Borrower is not a member of an ERISA Group and has no liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan.

(b) No Loan made to such Borrower will constitute a “prohibited transaction” within the meaning of Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

4.15 Taxes. Such Borrower qualifies as a “regulated investment company” within the meaning of the Code or is treated as a partnership for federal income tax purposes. Such Borrower has filed or caused to be filed tax returns and reports required by law to have been filed by it and has paid all taxes and governmental charges thereby shown to be owing, except any such taxes or charges which are being diligently contested in good faith by appropriate proceedings and for which adequate reserves in accordance with GAAP have been set aside on its books or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower.

4.16 Asset Coverage. The Loans to be made to such Borrower are a “senior security representing indebtedness” for purposes of and as defined in Section 18 of the Act. Immediately after the making of each Loan hereunder to such Borrower, the Asset Coverage Ratio of such Borrower shall be at least equal to its Permitted Asset Coverage Ratio.

4.17 Full Disclosure. All written information heretofore furnished by such Borrower to the Administrative Agent and the Banks for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such written information hereafter furnished by such Borrower to the Administrative Agent and the Banks will be, true and accurate in all material respects on the date as of which such information is stated or certified.

4.18 Anti-Corruption Laws and Sanctions. The Adviser for such Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions, and such Borrower, its Subsidiaries, their respective officers and, to the knowledge of such Borrower, their respective directors and employees, are in compliance with Anti-Corruption Laws and applicable Sanctions. None of such Borrower, any Subsidiary, their respective officers, the Adviser, or, to the knowledge of such Borrower, any of the respective directors or employees of the Borrower or its Subsidiaries, is a Sanctioned Person. No Borrowing, use of proceeds or other transaction contemplated by this Agreement will be used by such Borrower directly, or, with the knowledge of such Borrower, indirectly, in violation of Anti-Corruption Laws or applicable Sanctions.

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ARTICLE V

COVENANTS

From the date of this Agreement and thereafter until the expiration or termination of the Commitments and until all Obligations have been paid or performed in full, each Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, not in its individual capacity but on behalf of such Borrower, shall perform the obligations made applicable to it in this Article V.

5.1 Information. Such Borrower will deliver to the Administrative Agent (and, in the case of clauses (a), (b), (c) and (e) below, to each of the Banks):

(a) as soon as available and in any event within 75 days after the end of each fiscal year of such Borrower, (i) a statement of such Borrower’s assets and liabilities, including the portfolio of investments, as of the end of such fiscal year and the related statements of operations and changes in net assets for such fiscal year, or (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all reported in a manner acceptable to the Securities and Exchange Commission, together with an audit report thereon issued by independent public accountants of nationally recognized standing;

(b) as soon as available and in any event within 75 days after the end of the first semi-annual period of each fiscal year of such Borrower, (i) a statement of such Borrower’s assets and liabilities, including the portfolio of investments, as of the end of such period, (ii) if different from the foregoing, the statements which such Borrower is required to prepare under applicable laws and regulations as of the end of such period, all certified (subject to normal year end adjustments) as to fairness of presentation, GAAP and consistency by the treasurer or vice president of the Borrower or accompanied by an audit report thereon issued by independent public accountants of nationally recognized standing;

(c) simultaneously with the delivery of each set of financial statements referred to in clauses (a) and (b) above, a Compliance Certificate, if such Borrower has Loans outstanding to it;

(d) promptly after such Borrower obtains knowledge of any Default or Event of Default with respect to such Borrower, a certificate of an Authorized Signatory of such Borrower setting forth the details thereof and the action which such Borrower is taking or proposes to take with respect thereto;

(e) promptly upon the effectiveness thereof with the Securities and Exchange Commission or the mailing thereof to its shareholders, copies of all reports to shareholders, amendments and supplements to the Prospectus, proxy statements and other materials of a financial or otherwise material nature by such Borrower;

(f) promptly upon any officer of such Borrower becoming aware of any action, suit or proceeding of the type described in Section 4.7 against such Borrower, notice and a description thereof and copies of any filed complaint relating thereto;

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(g) promptly upon the effectiveness thereof, copies of all amendments to such Borrower’s investment objectives, policies and restrictions;

(h) during such time as such Borrower has a Loan outstanding, upon the request of the Administrative Agent within one Business Day after the end of each weekly accounting period (ending on the last Business Day of each calendar week) of such Borrower, (x) a portfolio report listing, to the extent publicly available, in reasonable detail all assets and liabilities of such Borrower, as of the last day of such weekly accounting period, including, to the extent publicly disclosed, with respect to each security, the issuer, issue, coupon rate, maturity date, total cost, and fair market value and (y) a statement setting forth the Asset Coverage Ratio of such Borrower as of the end of such weekly accounting period; and

(i) from time to time such additional information regarding the financial position or business of such Borrower as the Administrative Agent, at the request of the Required Banks, may reasonably request.

Information required to be delivered pursuant to clause (a), (b),(e) or (g) above shall be deemed to have been delivered on the earliest date on which the Borrower has either (i) posted such information on the Internet at www.blackrock.com (or any successor or replacement website thereof) or at another website identified in notice to the Administrative Agent (copies of which notice the Administrative Agents agrees to promptly send to the Banks) or (ii) filed such information with the U.S. Securities and Exchange Commission via EDGAR.

5.2 Existence. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, shall (i) maintain and preserve its existence as a registered investment company and, in the case of a Delaware LLC, Trust or Maryland corporation which has series funds or portfolios, the respective existence of each of its Borrowers as a “series,” within the meaning of the Act, and (ii) maintain and preserve all rights, privileges, licenses, copyrights, trademarks, trade names, franchises and other authority to the extent material and necessary for the conduct of its business in the ordinary course, unless the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

5.3 Nature of Business. Such Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, shall (i) continue in, and limit its operations to, the business of an open-end or closed-end management investment company, within the meaning of the Act, and (ii) maintain in full force and effect at all times all governmental licenses, registrations, permits and approvals necessary for the continued conduct of its business, including, without limitation, its registration with the Securities and Exchange Commission under the Act as an open-end or closed-end investment company, unless in the case of clause (i) or (ii) the failure to do so could not reasonably be expected to have a Material Adverse Effect on such Borrower.

5.4 Books, Records and Access. Borrower, or to the extent such Borrower is a series of a Delaware LLC, a Trust or a Maryland corporation, such Delaware LLC, such Trust or such Maryland corporation, as the case may be, shall maintain complete and accurate books and records in which full and correct entries in conformity with GAAP shall be made of all

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transactions in relation to its business and activities; upon reasonable notice, such Borrower or such Delaware LLC, such Trust or such Maryland corporation, as the case may be, shall permit access by the Banks to its books and records during normal business hours and permit the Banks to make extracts of such books and records.

5.5 Insurance. Such Borrower shall maintain in full force and effect insurance to such extent and against such liabilities as is commonly maintained by companies similarly situated, including, but not limited to (i) such fidelity bond coverage as shall be required by Rule 17g-1 promulgated under the Act or any similar or successor provision and (ii) errors and omissions, director and officer liability and other insurance against such risks and in such amounts (and with such co-insurance and deductibles) as is usually carried by other companies of established reputation engaged in the same or similar businesses and similarly situated and will, upon request of the Administrative Agent, furnish to the Banks a certificate of an Authorized Signatory setting forth the nature and extent of all insurance maintained by such Borrower in accordance with this Section.

5.6 Asset Coverage Ratio. Such Borrower shall at all times maintain an Asset Coverage Ratio at least equal to its Permitted Asset Coverage Ratio or such other more restrictive ratio as may be set forth in the most recent Prospectus or most recent SAI (if applicable) of such Borrower or as required by the Act.

5.7 Changes to Organization Documents, etc. Such Borrower shall not make or permit to be made any material changes to its Organization Documents which could have a Material Adverse Effect on such Borrower without the prior written consent of the Required Banks; provided, that nothing herein shall limit the ability of a Borrower to convert to a “master/feeder” structure or from a master/feeder structure.

5.8 Service Providers. Such Borrower shall not change its accountant, except to a “Big 4” accounting firm, unless the Required Banks provide their prior written consent to such change, which consent shall not be withheld by the Required Banks unless, based upon their reasonable judgment, the Required Banks in good faith conclude that such change will result in a change in the creditworthiness of such Borrower.

5.9 Payment of Obligations. Such Borrower severally promises to duly and punctually pay or cause to be paid the principal and interest on the Loans made to it hereunder and all other amounts payable by it provided for in this Agreement and the other Loan Documents. Such Borrower will pay and discharge, at or before maturity, all of its material obligations and liabilities, except where the same may be contested in good faith by appropriate proceedings, and appropriate reserves for the accrual of any of the same are maintained in accordance with GAAP.

5.10 Compliance with Laws. Such Borrower will comply in all respects with all applicable laws, ordinances, rules, regulations and requirements of Governmental Authorities (including, without limitation, ERISA and the Act and the rules and regulations thereunder) and the exchange on which its shares are traded, if any, except where (a) the necessity of compliance therewith is contested in good faith by appropriate proceedings, (b) exemptive relief has been obtained therefrom and remains in effect or (c) the violation thereof could not reasonably be

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expected to have a Material Adverse Effect on such Borrower. Such Borrower will file or cause to be filed all federal and other tax returns, reports and declarations required by all relevant jurisdictions on or before the due dates for such returns, reports and declarations and will pay all taxes and other governmental assessments and charges as and when they become due (except those that are being contested in good faith by such Borrower and as to which such Borrower has established appropriate reserves on its books and records or where the failure to file any such return or report or the nonpayment of any such taxes or charges could not reasonably be expected to have a Material Adverse Effect on such Borrower). Such Borrower will cause its Adviser to maintain in effect and enforce policies and procedures designed to ensure compliance by such Borrower, its Subsidiaries and their respective directors, officers and employees with Anti-Corruption Laws and applicable Sanctions.

5.11 Debt. Such Borrower will not create, incur, assume or suffer to exist or be or remain liable for any Debt of such Borrower or its Subsidiaries other than:

(a) Debt arising under this Agreement and the other Loan Documents,

(b) overdrafts extended by such Borrower’s Custodian in the ordinary course of business, and

(c) Debt arising in connection with portfolio investments and investment techniques permissible under the Act, consistent with such Borrower’s investment objectives and policies as stated in the Prospectus and SAI (if applicable) and, with respect to Debt of a Designated Subsidiary, in accordance with such Designated Subsidiary’s organizational documents, provided that in no event shall such Borrower (i) borrow money or create leverage under any arrangement other than from the Banks pursuant to this Agreement or on an overnight basis from such Borrower’s Custodian to the extent provided in clause (b) hereof or (ii) issue or be or remain liable for or have outstanding any “senior security” (as defined in the Act) other than the Loans. Such Borrower will not issue or have outstanding any preferred stock.

5.12 Negative Pledge. Such Borrower will not create, assume or suffer to exist any Lien on any of its assets, whether now owned or hereafter acquired, or on the income or profits therefrom, except (a) Liens in respect of Debt permitted under Section 5.11(b) and (c), (b) Liens for taxes, assessments or other governmental charges or levies which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (c) statutory Liens arising by operation of law such as mechanic’s, materialmen’s, carriers’ and warehousemen’s liens incurred in the ordinary course of business which are not delinquent or which are being contested in good faith and by appropriate proceedings diligently conducted and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement of such Liens is stayed pending such contest, (d) Liens arising out of judgments or decrees which are being contested in good faith and by appropriate proceedings diligently conducted, and for which adequate reserves have been set aside in accordance with GAAP, provided that enforcement thereof is stayed pending such contest, and (e) Liens in favor of such Borrower’s Custodian granted pursuant to the custody agreement with the Custodian to secure obligations arising under such custody agreement.

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5.13 Consolidations, Mergers and Sales of Assets. Such Borrower will not consolidate or merge with or into any other Person (other than another Borrower) or reorganize its assets into series of a series corporation or entity, nor will such Borrower sell, lease or otherwise transfer, directly or indirectly, all or any substantial part of its assets to any other Person (other than another Borrower) except that such Borrower may sell its assets in the ordinary course of business as described in its Prospectus or SAI (if applicable).

5.14 Use of Proceeds. The proceeds of the Loans made under this Agreement to such Borrower will be used by such Borrower solely for the funding of shareholder redemptions or tender offers (or share repurchases), as applicable, and other lawful purposes permitted under the Act, other than for leverage, and by its most recent Prospectus and most recent SAI (if applicable). The proceeds of the Loans will not be used for leverage. Such Borrower will not request any Borrowing, and such Borrower shall not use, and shall procure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing (A) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (B) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, or (C) in any manner that would result in the violation of any Sanctions.

5.15 Compliance with Prospectus. Such Borrower will at all times comply in all material respects with the investment objectives, limitations and policies set forth (or incorporated by reference) in its Prospectus or SAI (if applicable). Nothing in this Section 5.15, except as specifically provided in the next succeeding sentence, shall be deemed to limit the ability of such Borrower to amend its non-fundamental investment objectives, policies or restrictions, provided that such Borrower shall comply with the requirements of Section 5.1(g). Such Borrower will not permit its fundamental investment objective or any fundamental policy or restriction or its diversified or non-diversified status to be changed from those in effect on the date hereof and reflected in its Prospectus or SAI (if applicable) delivered to the Banks pursuant to the terms hereof or to the terms of the Existing Credit Agreement, if any such change would require the approval of such Borrower’s shareholders (other than a conversion to a “master/feeder” structure or from a master/feeder structure), without the prior written consent of the Required Banks. Such Borrower will maintain its status as an open-end or closed-end management investment company. Changes in the Borrower’s organizational structure to a “master/feeder” structure or from a “master/feeder structure” shall not be made prior to such Borrower giving notice of such change to the Banks.

5.16 Tax Status. Such Borrower will maintain either (i) its status as a “regulated investment company” under the Code at all times and will make sufficient distributions to qualify as a “regulated investment company” pursuant to subchapter M of the Code or (ii) its status as a partnership for federal income tax purposes, as applicable.

5.17 No Subsidiary. Such Borrower will not at any time have any Subsidiaries other than, with respect to each Designated Parent Borrower only, its Designated Subsidiaries.

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5.18 ERISA. Such Borrower will not become a member of any ERISA Group nor incur any liability in respect of any Benefit Arrangement, Plan or Multiemployer Plan, including without limitation for benefits thereunder.

5.19 Distributions. Such Borrower will not make any Distribution, if a Default or Event of Default has occurred and is continuing or will exist after giving effect thereto; provided that, notwithstanding the foregoing, such Borrower shall be permitted to (a) declare and pay Distributions on or in respect of its common stock or shares each month in an amount equal to the undistributed net investment income for such month, (b) distribute each year all of its net investment income (including net realized capital gains) so that it will not be subject to tax (including corporate and/or excise taxes) under the Code (provided that, if any Borrower’s net investment income (including net realized capital gains) calculated on a tax basis exceeds its net investment income calculated in accordance with GAAP, such Borrower may also distribute such excess to its shareholders) and (c) satisfy shareholder redemptions or tender offers, unless, in any case, (i) a Default or Event of Default under Sections 6.1(d) or 6.1(e) has occurred and is continuing with respect to such Borrower or (ii) such Borrower has failed to pay when due any principal of or any interest on any Loan made to such Borrower, after giving effect to any grace period, and such failure has not been cured. Nothing in the preceding sentence shall be deemed or construed to limit the Banks’ ability to exercise their remedies hereunder with respect to such Borrower upon the occurrence and during the continuance of an Event of Default hereunder.

5.20 Custodian. Such Borrower will at all times maintain or cause to be maintained as its Custodian either (a) its Custodian on the date hereof as listed on Schedule 5.20 attached hereto (as supplemented from time to time) or (b) with prior written notice to the Administrative Agent, any Bank or other entity which is a bank or trust company organized under the laws of the United States or any state thereof and having both (i) assets of at least $10 billion and (ii) a long-term debt rating of not less than A from S&P or A2 from Moody’s.

5.21 Acquisitions. Such Borrower will not purchase or otherwise acquire all or substantially all of the assets of any other Person (other than another Borrower and, if such other Borrower is a “master trust”, the feeder fund of such master trust).

5.22 Designated Subsidiary Activities. If it is a Designated Parent Borrower, such Borrower will not permit its Designated Subsidiaries to engage in any business or activity other than those permitted under such Designated Parent Borrower’s Prospectus.

5.23 Designated Parent Borrower Sale of Assets, Etc. If it is a Designated Parent Borrower, such Borrower will not permit its Designated Subsidiaries to (a) merge into or consolidate with any Person other than such Designated Parent Borrower, another Borrower hereunder or another Designated Subsidiary of such Designated Parent Borrower or (b) sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired), except for assets sold or disposed of in the ordinary course of business and except for any such transfers to such Designated Parent Borrower, another Borrower hereunder or another Designated Subsidiary of such Designated Parent Borrower.

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ARTICLE VI

EVENTS OF DEFAULTS

6.1 Events of Default. Each of the following shall constitute an Event of Default with respect to a Borrower under this Agreement (it being understood that an Event of Default with respect to a Borrower shall not constitute an Event of Default with respect to any other Borrower):

(a) Default in payment by a Borrower (i) when and as required to be paid of any amount of principal of any Loan or (ii) within five days after the same becomes due of any interest, fee or any other amount payable hereunder or under any other Loan Document.

(b) Default by a Borrower in the payment when due, whether by acceleration or otherwise (subject to any applicable grace period), of any Debt (other than the Loans) of, or guaranteed by, such Borrower in excess of 5% of such Borrower’s then-current Net Asset Value.

(c) Any event or condition shall occur that results in the acceleration of the maturity of any Debt (other than the Loans) of, or guaranteed by, a Borrower or enables the holder or holders of such other Debt or any trustee or agent for such holders (any required notice of default having been given and any applicable grace period having expired) to accelerate the maturity of such other Debt in excess of 5% of such Borrower’s then-current total Net Asset Value.

(d) A Borrower (i) ceases or fails to be solvent or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise; (ii) commences any Insolvency Proceeding with respect to itself; or (iii) takes any action to effectuate or authorize any of the foregoing.

(e) (i) Any involuntary Insolvency Proceeding is commenced or filed against a Borrower, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of its assets, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy; (ii) a Borrower admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non U.S. law) is ordered in any Insolvency Proceeding; or (iii) it acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business.

(f) A Borrower shall default in the performance of its agreements under (i) Section 5.1(d), 5.2(i), 5.3(i), 5.8, 5.11, 5.13 or 5.14 or (ii) Section 5.6 and, in the case of Section 5.6, such default is not cured within three (3) Business Days.

(g) A Borrower shall default in the performance of its other agreements herein set forth (and not constituting an Event of Default under any of the other clauses of this Section 6.1), and such default shall continue for 30 days after notice thereof to such Borrower from the Administrative Agent.

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(h) Any representation or warranty made by a Borrower herein, or in any schedule, statement, report, notice, certificate or other writing furnished by it on or as of the date as of which the facts set forth therein are stated or certified, is untrue or misleading in any material respect when made or deemed made or any certification made or deemed made by it to the Banks is untrue or misleading in any material respect on or as of the date made or deemed made.

(i) There shall be entered against a Borrower one or more judgments or decrees which, when taken together, will exceed the lesser of 5% of such Borrower’s Net Asset Value and $5,000,000, excluding those judgments or decrees (i) that shall have been stayed or discharged within 30 calendar days after the entry thereof and (ii) those judgments and decrees for and to the extent which such Borrower is insured and with respect to which the insurer has assumed responsibility in writing or for and to the extent which such Borrower is otherwise indemnified if the terms of such indemnification and the Person providing such indemnification are satisfactory to the Required Banks.

(j) The investment adviser of a Borrower shall cease to be an Affiliate of BlackRock, Inc.

6.2 Remedies. If any Event of Default described in Section 6.1 shall have occurred and be continuing with respect to a Borrower, the Administrative Agent, upon the direction of the Required Banks, shall declare the Commitments to be terminated with respect to the applicable Borrower and such Borrower’s Obligations to be due and payable, whereupon such Commitments shall immediately terminate with respect to such Borrower and such Obligations shall become immediately due and payable, all without advance notice of any kind (except that if an event described in Section 6.1(d) or Section 6.1(e) occurs with respect to such Borrower, the Commitments shall immediately terminate with respect to such Borrower and the Obligations with respect to such Borrower shall become immediately due and payable without declaration or advance notice of any kind). The Administrative Agent shall promptly advise such Borrower of any such declaration, but failure to do so shall not impair the effect of such declaration. If an Event of Default shall have occurred and be continuing with respect to a Borrower, the Administrative Agent may exercise on behalf of itself and the Banks all rights and remedies available to it and the Banks against such Borrower under the Loan Documents or applicable law.

6.3 Notice of Default. The Administrative Agent shall give notice to a Borrower under Section 6.1(g) promptly upon being requested to do so by the Required Banks and shall thereupon notify all the Banks thereof.

ARTICLE VII

THE ADMINISTRATIVE AGENT

7.1 Appointment and Authorization. Subject to Section 7.7 hereof, each Bank irrevocably appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under this Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms hereof or thereof, together with all such powers as are reasonably incidental thereto.

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7.2 Action by the Administrative Agent. The duties and responsibilities of the Administrative Agent hereunder are only those expressly set forth herein. The relationship between the Administrative Agent and the Banks is and shall be that of agent and principal only, and nothing contained in this Agreement or any of the other Loans Documents shall be construed to constitute the Administrative Agent as a trustee for any Bank. Without limiting the generality of the foregoing, the Administrative Agent shall not be required to take any action with respect to any Default or Event of Default, except as expressly provided in Article VI.

7.3 Consultation with Experts. The Administrative Agent may consult with legal counsel, independent public accountants and other experts selected by it and shall not be liable for any action taken or omitted to be taken by it in good faith in accordance with the advice of such counsel, accountants or experts.

7.4 Liability of the Administrative Agent. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be liable for any action taken or not taken by it in connection herewith (a) with the consent or at the request of the Required Banks or (b) in the absence of its own gross negligence or willful misconduct. Neither the Administrative Agent nor any of its directors, officers, agents or employees shall be responsible for or have any duty to ascertain, inquire into or verify (i) any statement, warranty or representation made by any other Person in connection with this Agreement or any borrowing hereunder; (ii) the performance or observance of any of the covenants or agreements of any Borrower; (iii) the satisfaction of any condition specified in Article III, except for receipt of items required to be delivered to it; or (iv) the validity, enforceability, effectiveness or genuineness of this Agreement (except as to its own execution of this Agreement), the other Loan Documents or any other instrument or writing furnished in connection herewith or therewith. The Administrative Agent shall not incur any liability by acting in reliance upon any notice, consent, certificate, statement or other writing (which may be a bank wire, telex or similar writing) reasonably believed by it to be genuine or to be signed by the proper party or parties.

7.5 Indemnification. The Banks hereby agree ratably to indemnify the Administrative Agent (to the extent not reimbursed by the Borrowers and without limiting their obligation to do so) against any cost, expense (including counsel fees and disbursements), claim, demand, action, loss or liability (except such as directly result from the Administrative Agent’s gross negligence or willful misconduct) that the Administrative Agent may suffer or incur in connection with this Agreement or any of the other Loan Documents or any action taken or omitted by the Administrative Agent hereunder or thereunder. The agreements in this Section shall survive the termination of the Commitments and the payment of the Loans and all other amounts payable hereunder.

7.6 Credit Decision. Each Bank acknowledges that it has, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Administrative Agent or any other Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking any action under this Agreement.

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7.7 Successor Administrative Agents. The Administrative Agent may resign at any time by giving written notice thereof to the Banks and the Borrowers. Upon any such resignation, the Required Banks shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed. If no successor Administrative Agent shall have been so appointed by the Required Banks within 30 days after the retiring Administrative Agent gives notice of resignation, then the retiring Administrative Agent may, on behalf of the Banks, appoint a successor Administrative Agent, which shall be a commercial bank organized or licensed under the laws of the United States of America or of any State thereof and having a combined capital and surplus of at least $50,000,000. Upon the acceptance of its appointment as an Administrative Agent hereunder by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the rights and duties of the retiring Administrative Agent, and the retiring Administrative Agent shall be discharged from its duties and obligations hereunder. After any retiring Administrative Agent’s resignation hereunder as an Administrative Agent, the provisions of this Article shall inure to its benefit as to any actions taken or omitted to be taken by it while it was an Administrative Agent.

7.8 Administrative Agent as a Bank. In its individual capacity, JPMorgan Chase Bank, N.A. and any other Bank that serves as a successor Administrative Agent hereunder shall have the same obligations and the same rights, powers and privileges in respect of its Commitment and the Loans made by it as it would have were it not also the Administrative Agent.

7.9 Distribution by the Administrative Agent. If in the opinion of the Administrative Agent the distribution of any amount received by it in such capacity hereunder or under any of the other Loan Documents might involve it in liability, it may refrain from making such distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Administrative Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Administrative Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

7.10 Delinquent Banks. (a) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that (i) willfully does not or (ii) does not as a result of a Failure (as defined below) (A) make available to the Administrative Agent its pro rata share of any Loan or (B) comply with the provisions of Section 8.4 with respect to making dispositions and arrangements with the other Banks, where such Bank’s share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a “Delinquent Bank”) and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrowers, whether on account of outstanding Loans, interest, fees or otherwise in each case arising under this Agreement or the Loan Documents, to the Administrative Agent and the remaining nondelinquent Banks for application as follows:

(i) first, to the payment of any amounts owing by such Delinquent Bank to the Administrative Agent hereunder,

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(ii) second, pro rata, to the payment of any amounts owing by such Delinquent Bank to the Swing Line Lenders hereunder,

(iii) third, to the funding of any Loan in respect of which such Delinquent Bank has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent,

(iv) fourth, if so determined by the Administrative Agent and the Borrowers, held in a non-interest bearing account as cash collateral for future funding obligations of the Delinquent Bank under this Agreement,

(v) fifth, pro rata, to the payment of any amounts owing to the Borrowers or the nondelinquent Banks as a result of any judgment of a court of competent jurisdiction obtained by said Borrowers or Banks against such Delinquent Bank as a result of such Delinquent Bank’s breach of its obligations under this Agreement, and

(vi) sixth, to such Delinquent Bank or as otherwise directed by a court of competent jurisdiction.

(b) For purposes of this Section 7.10, a “Failure” of a Bank shall mean (i) it shall seek the appointment of a trustee, receiver, liquidator, custodian or other similar official for it or any substantial part of its property, or shall commence a voluntary case or other proceeding seeking liquidation, reorganization or other relief with respect to itself or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator or other similar official for it or any substantial part of its property, or shall consent to any such relief or to the appointment of or taking possession by any such official in an involuntary case or other proceeding commenced against it, or (ii) it shall make a general assignment for the benefit of creditors, or shall fail generally to pay its debts as they become due, or shall take any corporate action to authorize any of the foregoing, or (iii) an involuntary case or other proceeding shall be commenced against it seeking liquidation, reorganization or other relief with respect to it or its debts under any bankruptcy, insolvency or other similar law now or hereafter in effect or seeking the appointment of a trustee, receiver, liquidator, custodian or other similar official of it, or (iv) an order for relief shall be entered against it under the federal bankruptcy laws as now or hereafter in effect; provided that a Failure shall not arise from the mere holding of an ownership interest, or acquisition of an ownership interest, in a Bank by a Governmental Authority.

(c) Should the Administrative Agent be a Delinquent Bank, the Required Banks shall have the right to appoint a successor Administrative Agent with the prior written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed.

7.11 Syndication Agent; Co-Documentation Agents. (a) The arranging and other services regarding this Agreement provided by the arranger, bookrunner, syndication agent and co-documentation agents listed on the cover page hereof (collectively, the “Other Agents”), the Administrative Agent and the Banks are arm’s-length commercial transactions between the

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Borrowers, on the one hand, and the Administrative Agent, the Other Agents, and the Banks, on the other hand. None of the Other Agents shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Banks as such. Without limiting the foregoing, none of the Other Agents shall have or be deemed to have any fiduciary relationship with any Bank. Each Bank acknowledges that it has not relied, and will not rely, on any of the Other Agents in deciding to enter into this Agreement or in taking or not taking action hereunder.

(b) Each Borrower acknowledges that: (i) it has consulted its own legal, accounting, regulatory and tax advisors to the extent is has deemed appropriate; (ii) it is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the documents related hereto; (iii) (A) the Administrative Agent, each Other Agent and each Bank is and has been acting solely as a principal and, except as expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for said Borrower hereunder and (B) none of the Administrative Agent, any Other Agent or any Bank has any obligation to it with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other documents related hereto; and (iv) the Administrative Agent, the Other Agents and the Banks and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of it, and none of the Administrative Agent, any Other Agent, nor any Bank has any obligation to disclose any of such interests to it.

ARTICLE VIII

MISCELLANEOUS

8.1 Notices. Except as otherwise provided in Section 5.1, all notices, requests, consents and other communications to any party hereunder shall be in writing (including bank wire, facsimile transmission or similar writing) and shall be given to such party at its address or facsimile number set forth on Schedule 1 attached hereto. Each such notice, request, consent or other communication shall be effective (a) if given by facsimile, when such facsimile is transmitted to the facsimile number specified in this Section and the appropriate confirmation is received, (b) if given by mail, 72 hours after such communication is deposited in the mails with first class postage prepaid, addressed as aforesaid or (c) if given by any other means, when delivered at the address specified in this Section; provided that notices to the Administrative Agent under Article II or Article VII shall not be effective until received.

8.2 No Waivers. No failure or delay by the Administrative Agent or any Bank in exercising any right, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege. The rights and remedies herein provided shall be cumulative and not exclusive of any rights or remedies provided by law.

8.3 Expenses; Documentary Taxes; Indemnification. (a) Each Borrower severally agrees to pay its pro rata share of (i) all reasonable out-of-pocket expenses of the Administrative Agent, including the fees and disbursements of special counsel for the Administrative Agent, in

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connection with the preparation, negotiation and closing of this Agreement and the other Loan Documents, the syndication of the facility established hereby, any waiver or consent hereunder or any amendment hereof, any waiver of any Event of Default or alleged Event of Default hereunder, and any termination hereof, provided that no Borrower shall be liable for any such expenses incurred in connection with any amendment or waiver that does not relate to or affect such Borrower and such expenses shall be borne by the Borrowers to which they relate based upon their pro rata share thereof and (ii) if an Event of Default occurs with respect to such Borrower, all reasonable out-of-pocket expenses incurred by the Administrative Agent and each Bank in connection therewith, including fees and disbursements of counsel, provided that reimbursement shall be for no more than one counsel for the Administrative Agent and the Banks plus any local counsel that counsel for the Administrative Agent and the Banks shall deem necessary, in each case incurred in connection with such Event of Default and collection, bankruptcy, insolvency and other enforcement proceedings resulting therefrom. Each Borrower severally agrees to indemnify each Bank against its pro rata share of any transfer taxes, documentary taxes, assessments or charges made by any Governmental Authority by reason of the execution and delivery of this Agreement or the other Loan Documents.

(b) In consideration of the execution and delivery of this Agreement by each Bank and the extension of the Commitments, each Borrower hereby severally indemnifies, exonerates and holds the Administrative Agent and each Bank and each of their respective officers, directors, partners (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business), employees and agents (collectively, the “Indemnified Parties”) free and harmless from and against any and all actions, causes of action, suits, losses, costs, liabilities and damages, and expenses incurred in connection therewith (irrespective of whether any such Indemnified Party is a party to the action for which indemnification hereunder is sought), including reasonable attorneys’ fees and disbursements (collectively, the “Indemnified Liabilities”), incurred by the Indemnified Parties or any of them as a result of, or arising out of, or relating to:

(i) the use by such Borrower of the proceeds of any Loan; or

(ii) the entering into and performance of this Agreement and any of the other Loan Documents by any of the Indemnified Parties (including any action brought by or on behalf of such Borrower as the result of any determination pursuant to Article III not to fund any Borrowing, but only to the extent that such Borrower is not the prevailing party);

except for any such Indemnified Liabilities arising for the account of a particular Indemnified Party by reason of the relevant Indemnified Party’s gross negligence or willful misconduct or arising solely out of any claim, action, suit, inquiry, litigation, investigation or proceeding that does not involve an Event of Default by such Borrower and that is brought solely by one or more Indemnified Parties against one or more other Indemnified Parties. If and to the extent that the foregoing undertaking may be unenforceable for any reason, such Borrower hereby severally agrees to make the maximum contribution to the payment and satisfaction of each of the Indemnified Liabilities which is permissible under applicable law. To the extent permitted by applicable law, no party hereto shall assert, and each party hereto hereby waives, any claim against any other party (and each of their respective officers, directors, partners (solely to the

43

extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business), employees and agents), on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby, any Loan or the use of the proceeds thereof.

(c) The agreements in this Section shall survive the termination of a Commitment or the Commitments and the payment of the Loans and all other amounts payable hereunder.

8.4 Set Off. During the continuance of any Event of Default and the acceleration of the Obligations, any deposits or other sums credited by or due from any of the Banks to a Borrower, and any securities or other property of a Borrower in the possession of such Bank (except to the extent such Bank is holding any securities or other assets of such Borrower in its capacity as custodian of such Borrower) may be applied to or set off by such Bank against the payment of any of the Obligations, whether direct or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of such Borrower to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from a Borrower whether by voluntary payment, exercise of the right of set off, counterclaim, cross action, or enforcement of a claim based on the Obligations of such Borrower owing to such Bank by proceedings against such Borrower at law or in equity or by proof thereof in bankruptcy, reorganization, liquidation, receivership or similar proceedings, or otherwise, and shall retain and apply to the payment of the Obligations of such Borrower owing to such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Obligations of such Borrower owed to all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Obligations of such Borrower owing to it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

8.5 Amendments and Waivers. Any provision of this Agreement or any of the other Loan Documents may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Borrowers and the Required Banks (and, if the rights or duties of the Administrative Agent are affected thereby, by the Administrative Agent); provided that no such amendment or waiver shall, unless signed by all the Banks, (a) increase or decrease the Commitment Amount of any Bank (except as provided in Sections 2.18 and 8.6(c)) or subject any Bank to any additional obligation, (b) reduce or forgive the principal of or rate of interest on any Loan or any fees to the Banks hereunder, (c) postpone the final date fixed for any payment of principal of or interest on any Loan or any fees to the Banks hereunder or for the termination of the Commitments (except as provided in Section 2.6), (d) change Section 8.4 in a manner that would alter the pro rata sharing of payments required thereby, (e) change the definition of “Required Banks” or (f) change the percentage of the Commitment Amounts or of the aggregate unpaid principal amount of the Loans, or the number of Banks, which shall be required for the Banks or any of them to take any action under this Section or any other provision of this Agreement. No delay or omission on the part of the Banks, or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

44

Notwithstanding anything to the contrary contained herein, the Borrowers may modify Schedule 4.11 hereto from time to time:

(a) without consent of the Administrative Agent or the Banks,

(i) to designate additional then-existing Borrowers as Designated Parent Borrowers or to designate additional entities as Designated Subsidiaries by delivering to the Administrative Agent and the Banks (A) a revised Schedule 4.11 reflecting such designations and (B) a certification by an Authorized Signatory of each applicable Borrower that (x) each of its Subsidiaries being newly designated pursuant to such revised Schedule 4.11 is formed for the purpose of making, and shall only make, one or more “Designated Subsidiary Investments” (as defined below) and (y) the Designated Subsidiary Investment(s) then being made by each applicable Designated Parent Borrower in each applicable Designated Subsidiary, plus the value of all other Designated Subsidiary Investments owned by such Designated Parent Borrower, is less than or equal to five percent (5%) of the Net Asset Value of such Designated Parent Borrower at the time of such designation and investment,

(ii) to consolidate Designated Subsidiaries into one or more Designated Subsidiaries of a Designated Parent Borrower by delivering to the Administrative Agent and the Banks a revised Schedule 4.11 reflecting such consolidations, or

(iii) to terminate the status of Borrowers as Designated Parent Borrowers or to terminate the status of entities as Designated Subsidiaries by delivering to the Administrative Agent and the Banks a revised Schedule 4.11 reflecting such terminations (and each such delivery shall be deemed to be a representation and warranty by each applicable Borrower that it no longer owns such Subsidiary being terminated or, if all of its Designated Subsidiaries are being terminated, that it no longer owns any Subsidiary); and

(b) with the consent of the Administrative Agent, acting with the consent of the Required Banks, to designate then existing additional Borrowers as Designated Parent Borrowers or to designate additional entities as Designated Subsidiaries pursuant to a written request for designation from the affected Borrower to the Administrative Agent.

For the purposes hereof, the term “Designated Subsidiary Investments” means an investment made by a Designated Parent Borrower in its Designated Subsidiaries, provided that, for purposes of calculating Designated Subsidiary Investments, each such investment shall be calculated as follows: (a) initially, the amount of such investment shall equal the market value of such Designated Subsidiary Investment at the time such investment is made (the “Initial Valuation”); (b) at the time any subsequent investment is made, for any Designated Subsidiary Investment made prior to the making of such subsequent investment, such previously made Designated Subsidiary Investment shall be valued at the lesser of (i) each such investment’s Initial Valuation and (ii) the then current market value of such investment as of the relevant date

45

of determination, as such amount is set forth in a certificate delivered to the Administrative Agent by such Designated Parent Borrower (the “Next Valuation”; provided that, for each then subsequent valuation of such investment, such Designated Parent Borrower shall deliver an updated certificate showing a valuation in an amount equal to the lesser of (1) the valuation calculated pursuant hereto on the certificate most recently delivered to the Administrative Agent and (2) the then current market value of such Investment; such amount being the “Subsequent Valuation”); and (c) at the time any investment is made, for any investment made which had a Subsequent Valuation, the lesser of (x) such Subsequent Valuation and (y) the then current market value of such Designated Subsidiary Investment as of the relevant date of determination. For the avoidance of doubt, the method of valuing Designated Subsidiary Investments described above shall not be used for purposes of calculating, or otherwise affect the calculation of, a Borrower’s Asset Coverage Ratio.

8.6 Successors and Assigns. (a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns, except that no Borrower may assign or otherwise transfer any of its rights under this Agreement without the prior written consent of all of the Banks.

(b) Any Bank may at any time grant to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each a “Participant”) participating interests in its Commitment or all of its Loans. In the event of any such grant by a Bank of a participating interest to a Participant, whether or not upon notice to the Borrowers and the Administrative Agent, such Bank shall remain responsible for the performance of its obligations hereunder, and the Borrowers and the Administrative Agent shall continue to deal solely and directly with such Bank in connection with such Bank’s rights and obligations under this Agreement. Any agreement pursuant to which any Bank may grant such a participating interest shall provide that such Bank shall retain the sole right and responsibility to enforce the obligations of the Borrowers hereunder, including, without limitation, the right to approve any amendment, modification or waiver of any provision of this Agreement; provided that such participation agreement may provide that such Bank will not agree to any modification, amendment or waiver of this Agreement described in clause (a), (b), (c) or (d) of Section 8.5 without the consent of the Participant. An assignment or other transfer which is not permitted by clause (c) or (d) below shall be given effect for purposes of this Agreement only to the extent of a participating interest granted in accordance with this clause (b). Each Bank that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrowers, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Bank shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Bank shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. The Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.

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(c) Any Bank may at any time assign to one or more commercial banks that are able to make the representation and warranty contained in Section 8.12 (each an “Assignee”) all or a minimum of $15,000,000 of its rights and obligations under this Agreement and the other Loan Documents, provided, for the avoidance of doubt, that after giving effect to such assignment each such Assignee shall have the same Commitment Percentage of the aggregate Tranche A Commitment Amounts and the aggregate Tranche B Commitment Amounts, and such Assignee shall assume such rights and obligations, pursuant to an assignment and acceptance agreement (an “Assignment and Acceptance”) in substantially the form of Exhibit F attached hereto executed by such Assignee and such transferor Bank, with, if no Event of Default has occurred and is continuing with respect to one or more Borrowers that have Loans outstanding, the written consent of the Borrowers, which consent shall not be unreasonably withheld or delayed, and of the Administrative Agent, which consent shall not be unreasonably withheld or delayed provided said Assignee is not a Delinquent Bank; provided, that an assignment to a Bank shall not be required to be in any minimum amount. Upon execution and delivery of such instrument and payment by such Assignee to such transferor Bank of an amount equal to the purchase price agreed between such transferor Bank and such Assignee, such Assignee shall be a Bank party to this Agreement and shall have all the rights and obligations of a Bank with Commitment Amounts, as set forth in such instrument of assumption, and the transferor Bank shall be released from its obligations hereunder to a corresponding extent, and no further consent or action by any party shall be required. Upon the consummation of any assignment pursuant to this clause (c), the Administrative Agent shall be authorized to revise Schedule 1 to reflect such assignment and to circulate such revised schedule to the Administrative Agent, the Banks and the Borrowers. The Administrative Agent shall further maintain a copy of each Assignment and Acceptance delivered to it and a register for the recordation of the names and addresses of the Banks, and the Commitments of, and principal amounts (and stated interest) of the Loans owing to, each Bank pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrowers, the Administrative Agent, and the Banks shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrowers and any Bank, at any reasonable time and upon reasonable prior notice. In connection with any such assignment, the transferor Bank shall pay to the Administrative Agent a fee for processing such assignment in the aggregate amount of $3,500. If the Assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to the Borrowers and the Administrative Agent certification as to exemption from deduction or withholding of any United States federal income taxes in accordance with Section 2.13.

(d) Any Bank may at any time assign all or any portion of its rights under this Agreement to a Federal Reserve Bank or any central bank having jurisdiction over such Bank. No such assignment shall release the transferor Bank from its obligations hereunder.

8.7 Additional Borrowers. Other investment companies (or series of investment companies), in addition to those Borrowers which are original signatories to this Agreement, may, with the written approval of all the Banks, become parties to this Agreement and be deemed Tranche A Borrowers for all purposes of this Agreement by executing an instrument substantially

47

in the form of Exhibit G hereto (with such changes therein may be approved by the Banks), which instrument shall (i) have attached to it a copy of this Agreement (as the same may have been amended) with a revised Allocation Notice reflecting the participation of such additional investment company and (ii) be accompanied by the documents and instruments required to be delivered by the Borrowers pursuant to Section 3.1 hereof, including, without limitation, an opinion of counsel for such Borrower, in a form reasonably satisfactory to the Administrative Agent and its counsel; provided, however, that no such additional Borrower shall be added unless the Banks consent, except that (A) to the extent an existing Borrower converts to a “master/feeder” structure, no consent shall be required for the master trust in such structure to become a Borrower hereunder after such conversion, provided the converting Borrower ceases to be a Borrower hereunder on or prior to such conversion and (B) to the extent that an existing Borrower which is a “master trust” is merged into (or transfers all or substantially all of its assets and liabilities to) its feeder fund (the “Former Feeder Fund”), no consent shall be required for such Former Feeder Fund to become a Borrower if in connection with such merger or transfer such Former Feeder Fund shall hold all or substantially all the assets and liabilities of the prior master trust, and prior to such merger or transfer, such Former Feeder Fund shall have no Debt. Additional Borrowers may be added to this Agreement only once per each calendar quarter.

Notwithstanding the above paragraph, the Banks hereby agree that, at any time within 60 days after the Effective Date and without further consent of the Banks, those investment companies identified on Schedule 8.7 hereto may be added as Borrowers under this Agreement, provided that all of the requirements (other than the further consent of the Banks) of this Section 8.7 have been met. The Administrative Agent shall give prompt notice to the Banks of any such addition of new Borrowers under this paragraph and shall deliver to the Banks copies of such documents delivered to it in connection therewith.

No investment company (or series of an investment company) shall be admitted as a party to this Agreement as a Borrower unless at the time of such admission and after giving effect thereto: (i) the representations and warranties set forth in Article IV hereof shall be true and correct with respect to such Borrower; (ii) such Borrower shall be in compliance in all material respects with all of the terms and provisions set forth herein on its part to be observed or performed at the time of the admission and after giving effect thereto; and (iii) no Default or Event of Default with respect to such Borrower shall have occurred and be continuing.

8.8 Governing Law; Submission to Jurisdiction. THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS ARE CONTRACTS UNDER THE LAWS OF THE STATE OF NEW YORK AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS AGREES THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS OF THE STATE OF NEW YORK OR ANY FEDERAL COURT IN EACH CASE SITTING IN NEW YORK COUNTY AND CONSENTS TO THE EXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 8.1. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY WAIVES ANY OBJECTION

48

THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

8.9 Counterparts; Integration. This Agreement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Signature pages to this Agreement may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page. This Agreement and each of the other Loan Documents constitute the entire agreement and understanding among the parties hereto and supersede any and all prior agreements and understandings, oral or written, relating to the subject matter hereof. The provisions of this Agreement are severable and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

8.10 WAIVER OF JURY TRIAL. EACH OF THE BORROWERS, THE ADMINISTRATIVE AGENT AND THE BANKS HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

8.11 Confidentiality. Each Bank and the Administrative Agent agrees (on behalf of itself and each of its affiliates, directors, partners, officers, employees and representatives) to use reasonable precautions to keep confidential, in accordance with its customary procedures for handling confidential information of this nature and in accordance with safe and sound banking practices, any non-public information supplied to it by or on behalf of the Borrowers pursuant to this Agreement, provided that nothing herein shall limit the disclosure of any such information (a) to the extent required by statute, rule, regulation or judicial process, (b) to its respective partners (solely to the extent a Bank is a partnership and such partners are acting in their capacity as partners operating a business), Affiliates, directors, officers, employees, agents, trustees, administrators, managers, advisors and other representatives, on a need-to-know basis, who are involved with the administration, management, modification and execution of this Agreement (it being understood that the persons to whom such disclosure is made will be informed of the confidential nature of such information and instructed to keep such information confidential), (c) to counsel for any of the Banks or the Administrative Agent in connection with this Agreement, (d) to bank examiners, auditors or accountants, (e) to the Administrative Agent or any Bank, (f) in connection with any litigation to which any one or more of the Banks or the Administrative Agent is a party arising out of or in connection with this Agreement, (g) to any assignee or participant (or prospective assignee or participant) or any other Person acquiring an interest in this Agreement by operation of law or any direct or indirect contractual counterparty (or its advisors) to any swap, hedge, securitization or other derivative transaction (each a “Transferee”) so long as such assignee or participant (or prospective assignee or participant) or Transferee first agrees in writing to be bound by the terms of this Section 8.11, (h) with the consent of the Borrowers or (i) to the extent such information (x) becomes publicly available

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other than as a result of a breach of this Section or (y) becomes available to the Administrative Agent, any Bank or any of their respective Affiliates on a non-confidential basis from a source other than the Borrowers, which source, to the knowledge of the Administrative Agent, such Bank or such Affiliates as applicable, has no duty of confidentiality to any Borrower; provided, further, that unless specifically prohibited by applicable law or court order, each Bank and the Administrative Agent shall, prior to disclosure thereof, notify the Borrowers of any request for disclosure of any such non-public information (i) by any governmental agency or representative thereof (other than any such request in connection with an examination of the financial condition of such Bank by such governmental agency) or (ii) pursuant to legal process.

8.12 Representations and Warranties of the Banks. Each Bank hereby represents and warrants to the Borrowers that it is (1) (A) a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in Section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act and (2) it is not “affiliated” (within the meaning of the Act) with any Borrower or the Adviser. Each Bank will immediately notify the Borrowers if such Bank is no longer able to make the representations and warranties stated in the preceding sentence. No Bank shall have any liability under the terms of this Agreement for delivering such notice or for no longer being able to make the representations and warranties stated in the first sentence of this section so long as if it has timely delivered such notice. If the Investment Company Act of 1940, as amended, any rules, regulations or orders issued pursuant thereto, or any other applicable law shall make it illegal for a Bank to make loans to the Borrowers (or shall make it illegal for the Borrowers to borrow from a Bank), then such Bank’s Commitment Amount shall immediately and automatically be reduced to $0 and such Bank’s Commitment shall immediately and automatically terminate.

8.13 USA PATRIOT Act. Each Bank and the Administrative Agent (for itself and not on behalf of any Bank) hereby notifies the Borrowers that, pursuant to the requirements of the USA Patriot Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)) (the “Patriot Act”), it is required to obtain, verify and record information that identifies each Borrower, which information includes the name and address of each Borrower and other information that will allow any Bank or the Administrative Agent to identify each Borrower in accordance with the Patriot Act. The Borrowers will provide such information promptly upon the request of such Bank or the Administrative Agent.

[Remainder of page left blank]

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IN WITNESS WHEREOF, the parties hereto have caused this Credit Agreement to be duly executed by their respective authorized officers or representatives as of the day and year first above written.

JPMORGAN CHASE BANK, N.A.

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

Accepted and agreed to as of the date first above written:

Maryland Corporations:

BLACKROCK BALANCED CAPITAL FUND, INC.

BLACKROCK CAPITAL APPRECIATION FUND, INC.

BLACKROCK EMERGING MARKETS FUND, INC.

BLACKROCK GLOBAL ALLOCATION FUND, INC.

BLACKROCK GLOBAL SMALLCAP FUND, INC.

BLACKROCK LARGE CAP SERIES FUNDS, INC., on behalf of the following series:
*BlackRock Large Cap Core Plus Fund

BLACKROCK LATIN AMERICA FUND, INC.

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., on behalf of the following series:
*BlackRock Mid Cap Value Opportunities Fund

BLACKROCK MUNICIPAL BOND FUND, INC., on behalf of each of the following series:
*BlackRock High Yield Municipal Fund
*BlackRock National Municipal Fund
*BlackRock Short-Term Municipal Fund

BLACKROCK PACIFIC FUND, INC.

BLACKROCK SERIES FUND, INC., on behalf of each of the following series:
*BlackRock Balanced Capital Portfolio
*BlackRock Capital Appreciation Portfolio
*BlackRock Global Allocation Portfolio
*BlackRock High Yield Portfolio
*BlackRock Large Cap Core Portfolio
*BlackRock Total Return Portfolio
*BlackRock U.S. Government Bond Portfolio

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

BLACKROCK VARIABLE SERIES FUNDS, INC., on behalf of each of the following series:
*BlackRock Basic Value V.I. Fund
*BlackRock Capital Appreciation V.I. Fund
*BlackRock Equity Dividend V.I. Fund
*BlackRock Global Allocation V.I. Fund
*BlackRock Global Opportunities V.I. Fund
*BlackRock High Yield V.I. Fund
*BlackRock International V.I. Fund
*BlackRock Large Cap Core V.I. Fund
*BlackRock Large Cap Growth V.I. Fund
*BlackRock Large Cap Value V.I. Fund
*BlackRock Managed Volatility V.I. Fund
*BlackRock S&P 500 Index V.I. Fund
*BlackRock Total Return V.I. Fund
*BlackRock U.S. Government Bond V.I. Fund
*BlackRock Value Opportunities V.I. Fund

BLACKROCK WORLD INCOME FUND, INC.

FDP SERIES, INC., on behalf of each of the following series:
*Franklin Templeton Total Return FDP Fund
*Invesco Value FDP Fund
*Marsico Growth FDP Fund
*MFS Research International FDP Fund

Massachusetts Business Trusts:

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST, on behalf of the following series:
*BlackRock California Municipal Bond Fund

BLACKROCK CORI FUNDS, on behalf of each of the following series:
*BlackRock CoRI 2015 Fund
*BlackRock CoRI 2017 Fund
*BlackRock CoRI 2019 Fund
*BlackRock CoRI 2021 Fund
*BlackRock CoRI 2023 Fund

BLACKROCK EQUITY DIVIDEND FUND

BLACKROCK EUROFUND

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

BLACKROCK FUNDSSM , on behalf of each of the following series:
*BlackRock All-Cap Energy & Resources Portfolio
*BlackRock Commodity Strategies Fund
*BlackRock Disciplined Small Cap Core Fund
*BlackRock Emerging Market Allocation Portfolio
*BlackRock Emerging Markets Dividend Fund (f/k/a BlackRock China Fund)
*BlackRock Emerging Markets Long/Short Equity Fund
*BlackRock Energy & Resources Portfolio
*BlackRock Exchange Portfolio
*BlackRock Flexible Equity Fund
*BlackRock Global Long/Short Credit Fund
*BlackRock Global Long/Short Equity Fund
*BlackRock Global Opportunities Portfolio
*BlackRock Health Sciences Opportunities Portfolio
*BlackRock International Opportunities Portfolio
*BlackRock Managed Volatility Portfolio
*BlackRock Mid-Cap Growth Equity Portfolio
*BlackRock Multi-Asset Real Return Fund
*BlackRock Real Estate Securities Fund
*BlackRock Science & Technology Opportunities Portfolio
*BlackRock Short Obligations Fund
*BlackRock Short-Term Treasury Fund
*BlackRock Small Cap Growth Equity Portfolio
*BlackRock Strategic Risk Allocation Fund
*BlackRock U.S. Opportunities Portfolio
*BlackRock Ultra-Short Obligations Fund

BLACKROCK FUNDS II, on behalf of each of the following series:
*BlackRock Aggressive Growth Prepared Portfolio
*BlackRock Conservative Prepared Portfolio
*BlackRock Core Bond Portfolio
*BlackRock Emerging Markets Flexible Dynamic Bond Portfolio (f/k/a BlackRock Emerging Market Local Debt Portfolio)
*BlackRock Floating Rate Income Portfolio
*BlackRock Global Dividend Portfolio (f/k/a
BlackRock Global Dividend Income Portfolio)
*BlackRock GNMA Portfolio
*BlackRock Growth Prepared Portfolio
*BlackRock High Yield Bond Portfolio
*BlackRock Inflation Protected Bond Portfolio

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

*BlackRock Investment Grade Bond Portfolio (f/k/a
BlackRock Long Duration Bond Portfolio)
*BlackRock Low Duration Bond Portfolio
*BlackRock Moderate Prepared Portfolio
*BlackRock Multi-Asset Income Portfolio
*BlackRock Secured Credit Portfolio
*BlackRock Strategic Income Opportunities Portfolio
*BlackRock U.S. Government Bond Portfolio
*LifePath® Active 2015 Portfolio
*LifePath® Active 2020 Portfolio
*LifePath® Active 2025 Portfolio
*LifePath® Active 2030 Portfolio
*LifePath® Active 2035 Portfolio
*LifePath® Active 2040 Portfolio
*LifePath® Active 2045 Portfolio
*LifePath® Active 2050 Portfolio
*LifePath® Active 2055 Portfolio

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST, on behalf of each of the following series:
*BlackRock New Jersey Municipal Bond Fund
*BlackRock New York Municipal Bond Fund
*BlackRock Pennsylvania Municipal Bond Fund

BLACKROCK MUNICIPAL SERIES TRUST, on behalf of the following series:
*BlackRock Strategic Municipal Opportunities Fund (f/k/a BlackRock Intermediate Municipal Fund)

BLACKROCK NATURAL RESOURCES TRUST

Delaware Statutory Trusts:

BLACKROCK ALLOCATION TARGET SHARES, on behalf of each of the following series:
*Series C Portfolio (f/k/a BATS: C)
*Series M Portfolio (f/k/a BATS: Series M)
*Series P Portfolio (f/k/a BATS: Series P)
*Series S Portfolio (f/k/a BATS: Series S)

BLACKROCK LONG-HORIZON EQUITY FUND

MANAGED ACCOUNT SERIES, on behalf of each of the following series:
*Global SmallCap Portfolio

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

*Mid Cap Value Opportunities Portfolio
*BlackRock US Mortgage Portfolio

MASTER INVESTMENT PORTFOLIO, on behalf of each of the following series:
*Active Stock Master Portfolio
*ACWI ex-US Index Master Portfolio
*Bond Index Master Portfolio
*CoreAlpha Bond Master Portfolio
*International Tilts Master Portfolio
*LifePath 2020 Master Portfolio
*LifePath 2025 Master Portfolio
*LifePath 2030 Master Portfolio
*LifePath 2035 Master Portfolio
*LifePath 2040 Master Portfolio
*LifePath 2045 Master Portfolio
*LifePath 2050 Master Portfolio
*LifePath 2055 Master Portfolio
*LifePath Index 2020 Master Portfolio
*LifePath Index 2025 Master Portfolio
*LifePath Index 2030 Master Portfolio
*LifePath Index 2035 Master Portfolio
*LifePath Index 2040 Master Portfolio
*LifePath Index 2045 Master Portfolio
*LifePath Index 2050 Master Portfolio
*LifePath Index 2055 Master Portfolio
*LifePath Index Retirement Master Portfolio
*LifePath Retirement Master Portfolio
*Russell 1000 Index Master Portfolio
*S&P 500 Stock Master Portfolio

Delaware Limited Liability Companies:

BLACKROCK MASTER LLC, on behalf of each of the following series:
*BlackRock Master International Portfolio
*BlackRock Master Small Cap Growth Portfolio

MASTER BASIC VALUE LLC

MASTER BOND LLC, on behalf of the following series:
*Master Total Return Portfolio

MASTER FOCUS GROWTH LLC

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

MASTER LARGE CAP SERIES LLC, on behalf of each of the following series:
*Master Large Cap Core Portfolio
*Master Large Cap Growth Portfolio
*Master Large Cap Value Portfolio

MASTER VALUE OPPORTUNITIES LLC

[Remainder of page intentionally blank; signatures continue on following pages]

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

QUANTITATIVE MASTER SERIES LLC, on behalf of each of the following series:
*Master Extended Market Index Series
*Master International Index Series
*Master Small Cap Index Series

By:
	Name:	Neal J. Andrews
	Title:	Authorized Signatory

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

THE BANK OF NEW YORK MELLON

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

STATE STREET BANK AND TRUST COMPANY

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

CITIBANK, N.A.

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

BANK OF AMERICA, N.A.

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

BARCLAYS BANK PLC

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

BNP PARIBAS

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

DEUTSCHE BANK AG NEW YORK BRANCH

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

ROYAL BANK OF CANADA

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

SOCIETE GENERALE

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

BROWN BROTHERS HARRIMAN & CO.

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

CREDIT SUISSE AG, NEW YORK BRANCH

By:
Name:
Title:

By:
Name:
Title:

BLACKROCK FUNDS

2014 CREDIT AGREEMENT

SIGNATURE PAGE

STANDARD CHARTERED BANK

By:
Name:
Title:

Exhibit A

FORM OF ALLOCATION NOTICE

Date:

To:	JPMorgan Chase Bank, N.A., as Administrative Agent for the Banks party to the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), among the Borrowers party thereto, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement (the terms defined therein being used herein as therein defined). This instrument is an Allocation Notice as contemplated by the Credit Agreement.

The allocation of liability of the Borrowers in respect of all liabilities, obligations, fees and expenses under the Credit Agreement (other than principal and interest) shall be as set forth herein and shall be effective from the date hereof until a later dated Allocation Notice is delivered to the Administrative Agent.

Name of Borrower	% Allocation
[insert Borrower’s name]

A-1

Name of Borrower	% Allocation

100%

[Borrowers]

By:
Title:

A-2

Exhibit B

FORM OF

NOTICE OF BORROWING

DATE:

TO:	JPMorgan Chase Bank, N.A., as Administrative Agent

ATTN:

FROM:	[Borrower’s name]

In connection with the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent, please increase the outstanding balance of Loans as indicated below. Capitalized terms which are used herein without definition and which are defined in the Credit Agreement shall have the same meanings herein as in the Credit Agreement.

(a)	Name of Borrower:

(b)	Date of proposed Borrowing:

(c)	Swing Advance or Committed Loan:

(d)	Tranche A Loan or Tranche B Loan:

(e)	Amount of Loan requested:	$

(f)	Aggregate principal amount of Loans outstanding by the borrowing Borrower to all Banks (including Loan requested):	$

(g)	Asset Coverage Ratio for the borrowing Borrower after giving effect to proposed Borrowing:

(h)	Each of the representations and warranties of the borrowing Borrower in the Credit Agreement is true and correct on the date hereof and shall be true and correct as of the date of the proposed borrowing (unless such representation and warranty shall relate solely to an earlier date, in which such representation and warranty shall be true and correct as of such earlier date).

(i)	No Default or Event of Default with respect to the borrowing Borrower has occurred and is continuing both before and after giving effect to the proposed Borrowing.

B-1

[Borrower’s name]

By:
Title:

B-2

Exhibit C

NOTICE OF PAYDOWN

TO:	JPMorgan Chase Bank, N.A. as Administrative Agent for the Banks party to the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto and JPMorgan Chase Bank, N.A., as Administrative Agent.

FROM:	[Borrower’s name]

DATE:

Paydown on ( ) on		Paydown Wire Instructions
Existing Loan
Amount	Date

$

$

Authorized Signatory		Date
Authorized Signatory		Date
Ticket #

C-1

Exhibit D

FORM OF NOTE

$

FOR VALUE RECEIVED, each Borrower severally hereby promises to pay to the order of                      (the “Bank”) at [address of bank]:

(a) prior to or on the Termination Date the principal amount of [INSERT BANK’S COMMITMENT AMOUNT] Dollars ($        ) or, if less, the aggregate unpaid principal amount of Loans advanced by the Bank to such Borrower pursuant to the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers, the Banks, and JPMorgan Chase Bank, N.A., as Administrative Agent; and

(b) interest on the principal balance hereof from time to time outstanding from the Effective Date (as defined in the Credit Agreement) through and including the maturity date hereof at the times and at the rates provided in the Credit Agreement.

This Note evidences borrowings under and has been issued by the Borrowers in accordance with the terms of the Credit Agreement. The Bank and any holder hereof is entitled to the benefits of the Credit Agreement and the other Loan Documents, and may enforce the agreements of the Borrowers contained therein, and any holder hereof may exercise the respective remedies provided for thereby or otherwise available in respect thereof, all in accordance with the respective terms thereof. All capitalized terms used in this Note and not otherwise defined herein shall have the same meanings herein as in the Credit Agreement.

Each Borrower irrevocably authorizes the Bank to make or cause to be made, at or about the date of any Loan made to such Borrower or at the time of receipt of any payment of principal of this Note, an appropriate notation on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, reflecting the making of such Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Loans set forth on the grid attached to this Note, or the continuation of such grid, or any other similar record, including computer records, maintained by the Bank with respect to any Loans made to a Borrower shall be prima facie evidence of the principal amount thereof owing and unpaid severally by such Borrower to the Bank, but the failure to record, or any error in so recording, any such amount on any such grid, continuation or other record shall not limit or otherwise affect the obligation of any Borrower hereunder or under the Credit Agreement to make several payments of principal and of interest on this Note when due.

The Borrowers have the right in certain circumstances and the obligation under certain other circumstances to prepay the whole or part of the principal of this Note severally owing by such Borrower on the terms and conditions specified in the Credit Agreement.

If any one or more of the Events of Default shall occur and be continuing with respect to a Borrower, the entire unpaid principal amount of this Note severally owing by such Borrower and all of the unpaid interest accrued thereon may become or be declared due and payable in the manner and with the effect provided in the Credit Agreement.

No delay or omission on the part of the Bank or any holder hereof in exercising any right hereunder shall operate as a waiver of such right or of any other rights of the Bank or such holder, nor shall any delay, omission or waiver on any one occasion be deemed a bar or waiver of the same or any other right on any further occasion.

Except to the extent otherwise provided in the Credit Agreement, each Borrower hereby waives presentment, demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note, and assent to any extension or postponement of the time of payment or any other indulgence, to any substitution, exchange or release of collateral and to the addition or release of any other party or person primarily or secondarily liable.

THIS NOTE AND THE OBLIGATIONS OF THE BORROWERS HEREUNDER SHALL FOR ALL PURPOSES BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAW OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have caused this Note to be signed in its name by their respective duly authorized officers as of the day and year first above written.

[Borrowers]

By:
Title:

Date	Borrower	Amount and Type of Loan	Amount of	Principal Repaid	Balance of Principal	Notation Made By

Exhibit E

FORM OF COMPLIANCE CERTIFICATE

Date:

To each of the Banks referred to below

JPMorgan Chase Bank, N.A., as Administrative Agent

Attention: [insert name]

Ladies and Gentlemen:

Reference is hereby made to the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent. Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement. The undersigned hereby certifies to you that he/she is an Authorized Signatory and that no Default or Event of Default, as to the undersigned, has occurred and is continuing on the date hereof.

The Asset Coverage Ratio of the undersigned as of the date hereof is      to 1.0.

[Borrower’s name]

By:
Title:

E-1

Exhibit F

FORM OF ASSIGNMENT AND ACCEPTANCE

Dated as of

Reference is made to the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as administrative agent (in such capacity, the “Administrative Agent”). Capitalized terms used herein and not otherwise defined shall have the meanings assigned to such terms in the Credit Agreement.

START HERE

                                          (the “Assignor”) and                                          (the “Assignee”) hereby agree as follows:

§1. Assignment. Subject to the terms and conditions of this Assignment and Acceptance, the Assignor hereby sells and assigns to the Assignee, and the Assignee hereby purchases and assumes without recourse to the Assignor, a [$        ] interest in and to the rights, benefits, indemnities and obligations of the Assignor under the Credit Agreement equal to [ %] in respect of the Assignor’s Commitment immediately prior to the Effective Date (as hereinafter defined).

§2. Assignor’s Representations. The Assignor (a) represents and warrants that (i) it is legally authorized to enter into this Assignment and Acceptance, (ii) as of the date hereof, its aggregate Commitment Amount is [$        ], its Commitment Percentage is [    %], the aggregate outstanding principal balance of its Loans equals [$        ] (in each case after giving effect to the assignment contemplated hereby but without giving effect to any contemplated assignments which have not yet become effective), and (iii) immediately after giving effect to all assignments which have not yet become effective, the Assignor’s Commitment Percentage will be sufficient to give effect to this Assignment and Acceptance; (b) makes no representation or warranty, express or implied, and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Credit Agreement or any of the other Loan Documents or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Credit Agreement, any of the other Loan Documents or any other instrument or document furnished pursuant thereto, other than that it is the legal and beneficial owner of the interest being assigned by it hereunder free and clear of any claim or encumbrance; (c) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any Borrower or the performance or observance by any Borrower in respect of any of the Obligations or any of its obligations under the Credit Agreement or any of the other Loan Documents or any other instrument or document delivered or executed pursuant thereto; and (d) if issued by the Borrowers pursuant to Section 2.4 of the Credit Agreement, attaches hereto its Note.

[Pursuant to Section 2.4 of the Credit Agreement, the Assignee requests that the Borrowers exchange the Assignor’s Note for new Notes payable to the Assignor and the Assignee as follows:

Notes Payable to the Order of:	Amounts of Notes

Assignor	$

Assignee	$ ]

§3. Assignee’s Representations. The Assignee (a) represents and warrants that (i) it is duly and legally authorized to enter into this Assignment and Acceptance, (ii) the execution, delivery and performance of this Assignment and Acceptance do not conflict with any provision of law or of the charter or by-laws of the Assignee, or of any agreement binding on the Assignee, (iii) all acts, conditions and things required to be done and performed and to have occurred prior to the execution, delivery and performance of this Assignment and Acceptance, and to render the same the legal, valid and binding obligation of the Assignee, enforceable against it in accordance with its terms, have been done and performed and have occurred in due and strict compliance with all applicable laws; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 thereof and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment and Acceptance; (c) agrees that it will, independently and without reliance upon the Assignor, the Administrative Agent or any other Bank and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; (e) agrees that it will perform in accordance with their terms all the obligations which by the terms of the Credit Agreement are required to be performed by it as a Bank; (f) makes the representation and warranty set forth in Section 8.12 of the Credit Agreement; and (g) to the extent required by Section 2.13(b) of the Credit Agreement agrees to deliver the forms required by Section 2.13(b) of the Credit Agreement.

§4. Effective Date. The effective date for this Assignment and Acceptance shall be [                    ] (the “Effective Date”). Following the execution of this Assignment and Acceptance each party hereto shall deliver its duly executed counterpart hereof to the Administrative Agent for its consent. Schedule 1 to the Credit Agreement shall thereupon be replaced as of the Effective Date by the Schedule 1 annexed hereto.

§5. Rights Under Credit Agreement. Upon such acceptance by the Administrative Agent, from and after the Effective Date, (a) the Assignee shall be a party to the Credit Agreement and, to the extent provided in this Assignment and Acceptance, have the rights and obligations of a Bank thereunder, and (b) the Assignor shall, with respect to that portion of its interest under the Credit Agreement assigned hereunder, relinquish its rights and be released from its obligations under the Credit Agreement; provided, however, that the Assignor shall retain its rights to be indemnified pursuant to Section 8.3 of the Credit Agreement with respect to any claims or actions arising prior to the Effective Date.

§6. Payments. Upon such acceptance of this Assignment and Acceptance by the Administrative Agent, from and after the Effective Date, the Administrative Agent shall make all payments in respect of the rights and interests assigned hereby (including payments of principal, interest, fees and other amounts) to the Assignee. The Assignor and the Assignee shall make any appropriate adjustments in payments for periods prior to the Effective Date by the Administrative Agent or with respect to the making of this assignment directly between themselves.

§7. Governing Law. THIS ASSIGNMENT AND ACCEPTANCE IS INTENDED TO TAKE EFFECT AS A SEALED INSTRUMENT TO BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

§8. Counterparts. This Assignment and Acceptance may be executed in any number of counterparts which shall together constitute but one and the same agreement. Signature pages to this Assignment and Acceptance may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect as an originally signed signature page.

IN WITNESS WHEREOF, intending to be legally bound, each of the undersigned has caused this Assignment and Acceptance to be executed on its behalf by its officer or representative thereunto duly authorized, as of the date first above written.

[ASSIGNOR]

By:
Title:

[ASSIGNEE]

By:
Title:

CONSENTED TO:

[[Borrowers’ names]

By:
Title:]

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Title:

Exhibit G

JOINDER

Reference is made to the Credit Agreement, dated as of April 24, 2014 (as amended and in effect from time to time, the “Credit Agreement”), by and among the Borrowers party thereto, the Banks party thereto, and JPMorgan Chase Bank, N.A., as Administrative Agent.

All capitalized terms used in this Joinder which are defined in the Credit Agreement shall have the meanings set forth therein unless otherwise defined herein or the context otherwise requires.

Each of the undersigned hereby agrees that, effective the date hereof, it shall be a Borrower and a Tranche A Borrower under the Credit Agreement. Each of the undersigned agrees to be bound by the terms and conditions of the Credit Agreement as a Borrower.

Each of the undersigned hereby represents as to itself that as of the date hereof and after giving effect hereto: (i) the representations and warranties set forth in Article IV of the Credit Agreement with respect to the Borrowers are true and correct*; (ii) it is in compliance in all material respects with all of the terms and provisions set forth in the Credit Agreement on its part to be observed or performed; and (iii) no Default or Event of Default with respect to itself shall have occurred and be continuing.

In connection herewith, a new Allocation Notice shall be delivered.

THIS JOINDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

IN WITNESS WHEREOF, the undersigned have executed this Joinder this      day of             ,         .

[Names of Borrowers]

By:

Title:

*	Reference is made to the Supplements to Schedules 4.9 and 4.11 attached hereto.

Exhibit H

FORM OF ACCESSION AGREEMENT

ACCESSION AGREEMENT dated as of                     , among (i) [NAME OF ACCEDING LENDER] (the “Acceding Bank”), (ii) each borrower signatory to the Credit Agreement, dated as of April 24, 2014 (as amended or modified from time to time, the “Credit Agreement”), by and among such borrowers, the Banks party thereto and JPMORGAN CHASE BANK, N.A. (“JPMorgan”), as administrative agent (the “Administrative Agent”) for the Banks and (iii) the Administrative Agent.

A. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to such terms in the Credit Agreement.

B. The Borrowers have invited the Acceding Bank, and the Acceding Bank desires, to become a party to the Credit Agreement and to assume the obligations of a Bank thereunder. The Acceding Bank is entering into this Agreement in accordance with the provisions of the Credit Agreement in order to become a Bank thereunder.

Accordingly, the Acceding Bank, the Borrowers and the Administrative Agent agree as follows:

SECTION 1. Accession to the Credit Agreement. i. The Acceding Bank, as of the Effective Date, hereby accedes to the Credit Agreement and shall thereafter have the rights and obligations of a Bank thereunder with the same force and effect as if originally named therein as a Bank.

(a) The Commitment of the Acceding Bank shall equal the amount set forth opposite its signature hereto.

SECTION 2. Representations and Warranties, Agreements of Acceding Bank, etc. The Acceding Bank (a) represents and warrants that (i) it is (A) a depository institution (as defined in Section 3 of the Federal Deposit Insurance Act) or a branch or agency of a foreign bank (as such terms are defined in Section 1(b) of the International Banking Act of 1978), (B) a member bank of the Federal Reserve System or (C) any other banking institution or trust company, whether incorporated or not, doing business under the laws of any State or of the United States, a substantial portion of the business of which consists of receiving deposits or exercising fiduciary powers similar to those permitted to national banks under the authority of the Comptroller of the Currency, and which is supervised and examined by State or Federal authority having supervision over banks, and which is not operated for the purpose of evading the provisions of the Act; (ii) it is not “affiliated” (within the meaning of the Act) with any Borrower or the Adviser; and (iii) it is legally authorized to enter into this Agreement; (b) confirms that it has received a copy of the Credit Agreement, together with copies of the most recent financial statements delivered pursuant to Section 5.1 of the Credit Agreement and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Agreement; (c) confirms that it will independently and without reliance upon the

Administrative Agent or any Bank, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Credit Agreement; (d) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement as are delegated to the Administrative Agent by the terms thereof, together with such powers as are reasonably incidental thereto; and (e) agrees that it will perform, in accordance with their terms all the obligations that by the terms of the Credit Agreement are required to be performed by it as a Bank.

SECTION 3. Effectiveness. ii. This Agreement shall become effective on                      (the “Effective Date”), subject to the Administrative Agent’s receipt of (i) counterparts of this Agreement duly executed on behalf of the Acceding Bank and the Borrowers, (ii) if the Acceding Bank is organized under the laws of a jurisdiction outside the United States, the forms specified in Section 2.13 of the Credit Agreement duly completed and executed by the Acceding Bank, (iii) an Administrative Questionnaire completed in respect of the Acceding Bank and (iv) a processing and recordation fee of $3,500.

(a) Upon the effectiveness of this Agreement, the Administrative Agent shall (i) record the information contained herein and in any administrative questionnaire in the register and (ii) give prompt notice thereof to the Banks.

SECTION 4. Counterparts. This Agreement may be executed in multiple counterparts, each of which shall constitute an original, but all of which, when taken together, shall constitute but one instrument. Signature pages to this Agreement may be delivered by facsimile transmission or by e-mail with a PDF copy or other replicating image attached, and any printed or copied version of any signature page so delivered will have the same force and effect and originally signed signature page.

SECTION 5. Governing Law. THIS AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF THE STATE OF NEW YORK.

SECTION 6. Severability. In case any one or more of the provisions contained in this Agreement should beheld invalid, illegal or unenforceable in any respect, none of the parties hereto shall be required to comply with such provision for so long as such provision is held to be invalid, illegal or unenforceable, but the validity, legality and enforceability of the remaining provisions contained herein and in the Credit Agreement shall not in any way be affected or impaired. The parties hereto shall endeavor in good-faith negotiations to replace the invalid, illegal or unenforceable provisions with valid provisions the economic affect which comes as close as possible to that of the invalid, illegal or unenforceable provisions.

SECTION 7. Notices. All communications and notices hereunder shall be in writing and given as provided in Section 8.1 of the Credit Agreement. All communications and notices hereunder to the Acceding Bank shall be given to it at the address set forth under its signature hereto, which information, together with the amount of the Acceding Bank’s Commitment, supplements Schedule 1 to the Credit Agreement.

IN WITNESS WHEREOF, the Acceding Bank, the Borrowers and the Administrative Agent have duly executed this Accession Agreement as of the day and year first above written.

Commitment

$

[NAME OF ACCEDING BANK],

By:
Name:
Title:
Address:

[Borrowers]

By:
Name:
Title:

JPMORGAN CHASE BANK, N.A. as Administrative Agent

By:
Name:
Title:

Schedule 1

ADDRESSES FOR NOTICES AND

COMMITMENT AMOUNTS

Bank	Commitment Percentage	Tranche A Commitment Amount*	Tranche B Commitment Amount*
JPMorgan Chase Bank, N.A. 270 Park Avenue New York, NY 10017 Attention: Ms. Ayesha Umer Telephone: (212) 270-6851 Facsimile: (212) 270-2973 and JPMorgan Chase Bank, N.A JPM Loan & Agency Services 500 Stanton Christiana Rd Ops 2, 3rd Floor Newark, DE 19713-2107 Attention: Brittany Duffy	16.363636364%	$ 106,363,636.38 *The maximum aggregate amount of Swing Line Advances made by JP Morgan Chase Bank, N.A. as Swing Line Lender outstanding at any given time is $150,000,000.	$73,636,363.62

The Bank of New York Mellon One Wall Street New York, NY 10286 Attention: Ms. Joanne Carey Telephone: 212.635.7159 Facsimile: 212.635.8541	14.545454545%	$ 94,545,454.55	$65,454,545.45

Sch. 1-1

Bank	Commitment Percentage	Tranche A Commitment Amount*	Tranche B Commitment Amount*
State Street Bank and Trust Company Mutual Fund Lending Department If by overnight courier: 4 Copley Place, 5th Floor Boston, MA 02116 In all other cases: Copley Place Tower, Box 5303 100 Huntington Avenue, Tower 1, Floor 4 Boston, MA 02206 Attn: Karen Gallagher Tel: (617) 662-8626 Fax: (617) 988-9535 Email:kagallagher@statestreet.com	14.545454545%	$94,545,454.55	$65,454,545.45

Citibank, N.A. 388 Greenwich St., 23rd Fl New York, NY 10013 Attention: Mr. Alexander Duka Telephone: 212-816-3260 Facsimile: 212-816-4143	10.909090909%	$70,909,090.91	$49,090,909.09

Bank of America, N.A. One Bryant Park New York, NY 10036 NY1-100-18-03 Attention: Juan S. Agudelo Telephone: 646-855-2397 Facsimile: 212-598-8832	5.454545455%	$35,454,545.45	$24,545,454.55

Sch. 1-2

Bank	Commitment Percentage	Tranche A Commitment Amount*	Tranche B Commitment Amount*
Barclays Bank PLC 745 7th Avenue, 27th Floor New York, NY 10019 Attention: Andrea Lubinsky Telephone: 212-526-1447 Facsimile: 212-526-5115	5.454545455%	$35,454,545.45	$24,545,454.55

BNP Paribas 1 Front Street San Francisco, CA 94111 Attention: Ken Austin Telephone: 415-772-1332 Facsimile:	5.454545455%	$35,454,545.45	$24,545,454.55

Deutsche Bank AG New York Branch 60 Wall Street New York, NY 10005 Attention: Sarah Salih Telephone: 212-250-6016 Facsimilie: 212-797-4420	5.454545455%	$35,454,545.45	$24,545,454.55

Royal Bank of Canada Three World Financial Center 200 Vessey Street, 12th Floor New York, NY 10281 Attention: Tim Stephens Telephone: 212-428-3092 Facsimile: 212-428-6201	5.454545455%	$35,454,545.45	$24,545,454.55

Sch. 1-3

Bank	Commitment Percentage	Tranche A Commitment Amount*	Tranche B Commitment Amount*
Société Générale Credit Analyst – Financial Institutions Group 245 Park Avenue, 10th Floor Attention: Christian Montoya Telephone: 212-278-6893 Facsimile:	5.454545455%	$35,454,545.45	$24,545,454.55

Brown Brothers Harriman & Co. 50 Post Office Square Boston, MA 02110 Attn: Eruch Mody Telephone: (617) 772-1485 Facsimile: (617) 772-2263 Email: eruch.mody@bbh.com with a copy to: Brown Brothers Harriman & Co. 50 Post Office Square Boston, MA 02110 Attn: Credit Administration Telephone: (617) 772-6902 Facsimile: (617) 772-2230 Email: credit.admin@bbh.com	4.545454545%	$29,545,454.55	$20,454,545.45

Credit Suisse AG, New York Branch 7033 Louis Stephens Drive Research Triangle Park NC 27709 Attention: Courtney Jefferson Telephone: 919-994-6396 Facsimile: 866-469-3871	3.181818182%	$20,681,818.18	$14,318,181.82

Standard Chartered Bank 1095 Avenue of the Americas New York, NY 10036 Attention: Robert Bottoglia Telephone: 646-845-1245 Facsimile: 646-455-6845	3.181818182%	$20,681,818.18	$14,318,181.82

Sch. 1-4

Schedule 4.9

BORROWERS WITH LESS THAN 25% OF ASSETS IN MARGIN STOCK

BlackRock California Municipal Series Trust,

on behalf of the following series:

*BlackRock California Municipal Bond Fund

BlackRock Funds II, on behalf of the following series:

*BlackRock Floating Rate Income Portfolio

BlackRock Multi-State Municipal Series Trust,

on behalf of each of the following series:

*BlackRock New Jersey Municipal Bond Fund

*BlackRock New York Municipal Bond Fund

*BlackRock Pennsylvania Municipal Bond Fund

BlackRock Municipal Bond Fund, Inc.,

on behalf of each of the following series:

*BlackRock High Yield Municipal Fund

*BlackRock National Municipal Fund

*BlackRock Short-Term Municipal Fund

BlackRock Municipal Series Trust,

on behalf of the following series:

*BlackRock Strategic Municipal Opportunities Fund (f/k/a BlackRock Intermediate Municipal Fund)

BlackRock Series Fund, Inc.,

on behalf of the following series:

*BlackRock U.S. Government Bond Portfolio

BlackRock Variable Series Funds, Inc.,

on behalf of the following series:

*BlackRock U.S. Government Bond V.I. Fund

Sch. 4.9-1

Schedule 4.11

DESIGNATED PARENT BORROWER AND DESIGNATED SUBSIDIARIES

Name of “Designated Parent Borrower”	Name of “Designated Subsidiary(ies)”	Jurisdiction of Organization of Designated Subsidiary
BLACKROCK BOND FUND, INC., on behalf of the following series: *BlackRock High Income Fund	BR-HIINC (S-Martin) SPV, LLC BR-HIINC (R-Gibson) SPV, LLC BR-HIINC Bayou SPV-A, LLC BR-HIINC Bayou SPV-C1, LLC BR-HIINC Bayou SPV-C2, LLC	Delaware Delaware Delaware Delaware Delaware

BLACKROCK FUNDS, on behalf of each of the following series: *BlackRock Commodity Strategies Fund *BlackRock Emerging Market Allocation Portfolio *BlackRock Flexible Equity Fund	BlackRock Cayman Commodities Strategies Fund, Ltd. BlackRock Cayman Emerging Market Allocation Fund, Ltd. BlackRock Flexible Equity Fund Subsidiary, Ltd.	Cayman Islands Cayman Islands Cayman Islands

BLACKROCK FUNDS II, on behalf of each of the following series: *BlackRock Floating Rate Income Portfolio *BlackRock High Yield Bond Portfolio *BlackRock Strategic Income Opportunities Portfolio	SFR JGW SPV, LLC BR-HIYLD Subsidiary, LLC BLK BR HY (Luxembourg) Investments, S.a.r.l. BlackRock Cayman Strategic Opportunities Portfolio I, Ltd.	Delaware Delaware Luxembourg Cayman Islands

BLACKROCK GLOBAL ALLOCATION FUND, INC.	BlackRock Cayman Global Allocation Fund I, Ltd.	Cayman Islands

BLACKROCK LONG-HORIZON EQUITY FUND	BlackRock Cayman Global Dynamic Equity Fund I, Ltd.	Cayman Islands

BLACKROCK SERIES FUND, INC., on behalf of the following series: *BlackRock Global Allocation Portfolio	BlackRock Cayman Global Allocation Portfolio I, Ltd.	Cayman Islands

BLACKROCK VARIABLE SERIES FUNDS, INC., on behalf of the following series: *BlackRock Global Allocation V.I. Fund	BlackRock Cayman Global Allocation V.I. Fund I, Ltd.	Cayman Islands

Sch. 4.11-1

Name of “Designated Parent Borrower”	Name of “Designated Subsidiary(ies)”	Jurisdiction of Organization of Designated Subsidiary
MANAGED ACCOUNT SERIES, on behalf of the following series: *High Income Portfolio	BATS-HINC (S-Martin) SPV, LLC	Delaware

MASTER BOND LLC	BlackRock Cayman Master Total Return Portfolio I, Ltd.	Cayman Islands

Sch. 4.11-2

Schedule 5.20

LIST OF CUSTODIANS

NAME OF BORROWER	NAME OF CUSTODIAN*

Maryland Corporations:

BLACKROCK BALANCED CAPITAL FUND, INC.	BNYMellon

BLACKROCK CAPITAL APPRECIATION FUND, INC.	BNYMellon

BLACKROCK EMERGING MARKETS FUND, INC.	Brown Brothers

BLACKROCK GLOBAL ALLOCATION FUND, INC.	Brown Brothers

BLACKROCK GLOBAL SMALLCAP FUND, INC.	Brown Brothers

BLACKROCK LARGE CAP SERIES FUNDS, INC., on behalf of the following series: *BlackRock Large Cap Core Plus Fund	Brown Brothers

BLACKROCK LATIN AMERICA FUND, INC.	Brown Brothers

BLACKROCK MID CAP VALUE OPPORTUNITIES SERIES, INC., on behalf of the following series: *BlackRock Mid Cap Value Opportunities Fund	BNY Mellon

BLACKROCK MUNICIPAL BOND FUND, INC., on behalf of each of the following series: *BlackRock High Yield Municipal Fund *BlackRock National Municipal Fund *BlackRock Short-Term Municipal Fund	All BNY Mellon

BLACKROCK PACIFIC FUND, INC.	Brown Brothers

BLACKROCK SERIES FUND, INC., on behalf of each of the following series:

*BlackRock Balanced Capital Portfolio

*BlackRock Capital Appreciation Portfolio

*BlackRock Global Allocation Portfolio

*BlackRock High Yield Portfolio

*BlackRock Large Cap Core Portfolio

*BlackRock Total Return Portfolio

*BlackRock U.S. Government Bond Portfolio

All BNY Mellon, except as otherwise indicated. Brown Brothers

Sch. 5.20-1

NAME OF BORROWER	NAME OF CUSTODIAN*

BLACKROCK VARIABLE SERIES FUNDS, INC., on behalf of each of the following series:

*BlackRock Basic Value V.I. Fund

*BlackRock Capital Appreciation V.I. Fund

*BlackRock Equity Dividend V.I. Fund

*BlackRock Global Allocation V.I. Fund

*BlackRock Global Opportunities V.I. Fund

*BlackRock High Yield V.I. Fund

*BlackRock International V.I. Fund

*BlackRock Large Cap Core V.I. Fund

*BlackRock Large Cap Growth V.I. Fund

*BlackRock Large Cap Value V.I. Fund

*BlackRock Managed Volatility V.I. Fund

*BlackRock S&P 500 Index V.I. Fund

*BlackRock Total Return V.I. Fund

*BlackRock U.S. Government Bond V.I. Fund

*BlackRock Value Opportunities V.I. Fund

All BNY Mellon, except as otherwise indicated. Brown Brothers Brown Brothers Brown Brothers

BLACKROCK WORLD INCOME FUND, INC.	State Street

FDP SERIES, INC., on behalf of each of the following series: *Franklin Templeton Total Return FDP Fund *INVESCO Value FDP Fund *Marsico Growth FDP Fund *MFS Research International FDP Fund	All Brown Brothers

Massachusetts Business Trusts:

BLACKROCK CALIFORNIA MUNICIPAL SERIES TRUST, on behalf of the following series: *BlackRock California Municipal Bond Fund	BNY Mellon

BlackRock CoRI Funds, not individually but on behalf of each of the following series thereof:

*BlackRock CoRI 2015 Fund

*BlackRock CoRI 2017 Fund

*BlackRock CoRI 2019 Fund

*BlackRock CoRI 2021 Fund

*BlackRock CoRI 2023 Fund

All State Street

BLACKROCK EQUITY DIVIDEND FUND	State Street

BLACKROCK EUROFUND	Brown Brothers

Sch.5.20-2

NAME OF BORROWER	NAME OF CUSTODIAN*

BLACKROCK FUNDS, on behalf of the following series:

*BlackRock All-Cap Energy & Resources Portfolio

*BlackRock Commodity Strategies Fund

*BlackRock Disciplined Small Cap Core Fund

*BlackRock Emerging Market Allocation Portfolio

*BlackRock Emerging Markets Dividend Fund (f/k/a BlackRock China Fund)

*BlackRock Emerging Markets Long/Short Equity Fund

*BlackRock Energy & Resources Portfolio

*BlackRock Exchange Portfolio

*BlackRock Flexible Equity Fund

*BlackRock Global Long/Short Credit Fund

*BlackRock Global Long/Short Equity Fund

*BlackRock Global Opportunities Portfolio

*BlackRock Health Sciences Opportunities Portfolio

*BlackRock International Opportunities Portfolio

*BlackRock Managed Volatility Portfolio

*BlackRock Mid-Cap Growth Equity Portfolio

*BlackRock Multi-Asset Real Return Fund

*BlackRock Real Estate Securities Fund

*BlackRock Science & Technology Opportunities Portfolio

*BlackRock Short Obligations Fund

*BlackRock Short-Term Treasury Fund

*BlackRock Small Cap Growth Equity Portfolio

*BlackRock Strategic Risk Allocation Fund

*BlackRock Ultra-Short Obligations Fund

*BlackRock U.S. Opportunities Portfolio

All BNY Mellon, except as otherwise indicated. State Street State Street

BLACKROCK FUNDS II, on behalf of each of the following series:

*BlackRock Aggressive Growth Prepared Portfolio

*BlackRock Conservative Prepared Portfolio

*BlackRock Core Bond Portfolio

*BlackRock Emerging Markets Flexible Dynamic Bond Portfolio (f/k/a BlackRock Emerging Market Local Debt Portfolio)

*BlackRock Floating Rate Income Portfolio

*BlackRock Global Dividend Portfolio (f/k/a BlackRock Global Dividend Income Portfolio)

*BlackRock GNMA Portfolio

*BlackRock Growth Prepared Portfolio

*BlackRock High Yield Bond Portfolio

All BNY Mellon, except as otherwise indicated. Brown Brothers

Sch.5.20-3

NAME OF BORROWER	NAME OF CUSTODIAN*

*BlackRock Inflation Protected Bond Portfolio

*BlackRock Investment Grade Bond Portfolio (f/k/a/ BlackRock Long Duration Bond Portfolio)

*BlackRock Low Duration Bond Portfolio

*BlackRock Moderate Prepared Portfolio

*BlackRock Multi-Asset Income Portfolio

*BlackRock Secured Credit Portfolio

*BlackRock Strategic Income Opportunities Portfolio

*BlackRock U.S. Government Bond Portfolio

*LifePath® Active Portfolio 2015

*LifePath® Active Portfolio 2020

*LifePath® Active Portfolio 2025

*LifePath® Active Portfolio 2030

*LifePath® Active Portfolio 2035

*LifePath® Active Portfolio 2040

*LifePath® Active Portfolio 2045

*LifePath® Active Portfolio 2050

*LifePath® Active Portfolio 2055

BLACKROCK MULTI-STATE MUNICIPAL SERIES TRUST, on behalf of each of the following series:

*BlackRock New Jersey Municipal Bond Fund

*BlackRock New York Municipal Bond Fund

*BlackRock Pennsylvania Municipal Bond Fund

All State Street

BLACKROCK MUNICIPAL SERIES TRUST, on behalf of the following series: *BlackRock Strategic Municipal Opportunities Fund (f/k/a Intermediate Municipal Fund)	State Street

BLACKROCK NATURAL RESOURCES TRUST	BNY Mellon

Delaware Statutory Trusts:

BLACKROCK ALLOCATION TARGET SHARES, on behalf of each of the following series:

*Series C Portolio (f/k/a BATS: Series C Portfolio)

*Series M Portfolio (f/k/a BATS: Series M Portfolio)

*Series P Portfolio (f/k/a BATS: Series P Portfolio)

*Series S Portfolio (f/k/a BATS: Series S Portfolio)

All BNY Mellon

Sch.5.20-4

NAME OF BORROWER	NAME OF CUSTODIAN*

BLACKROCK LONG-HORIZON EQUITY FUND	Brown Brothers

MANAGED ACCOUNT SERIES, on behalf of: *Global SmallCap Portfolio *Mid Cap Value Opportunities Portfolio *BlackRock US Mortgage Portfolio	Brown Brothers Brown Brothers BNYMellon

MASTER INVESTMENT PORTFOLIO, on behalf of:

*Active Stock Master Portfolio

*ACWI ex-US Index Master Portfolio

*Bond Index Master Portfolio

*CoreAlpha Bond Master Portfolio

*International Tilts Master Portfolio

*LifePath Index 2020 Master Portfolio

*LifePath Index 2025 Master Portfolio

*LifePath Index 2030 Master Portfolio

*LifePath Index 2035 Master Portfolio

*LifePath Index 2040 Master Portfolio

*LifePath Index 2045 Master Portfolio

*LifePath Index 2050 Master Portfolio

*LifePath Index 2055 Master Portfolio

*LifePath Index Retirement Master Portfolio

*LifePath 2020 Master Portfolio

*LifePath 2025 Master Portfolio

*LifePath 2030 Master Portfolio

*LifePath 2035 Master Portfolio

*LifePath 2040 Master Portfolio

*LifePath 2045 Master Portfolio

*LifePath 2050 Master Portfolio

*LifePath 2055 Master Portfolio

*LifePath Retirement Master Portfolio

*Russell 1000 Index Master Portfolio

*S&P 500 Stock Master Portfolio

All State Street
Delaware LLCs:

BLACKROCK MASTER LLC, on behalf of each of the following series: *BlackRock Master International Portfolio *BlackRock Master Small Cap Growth Portfolio	All Brown Brothers

MASTER BASIC VALUE LLC	BNY Mellon

Sch.5.20-5

NAME OF BORROWER	NAME OF CUSTODIAN*

MASTER BOND LLC, on behalf of the following series: *Master Total Return Bond Portfolio	BNYMellon

MASTER FOCUS GROWTH LLC	BNY Mellon

MASTER LARGE CAP SERIES LLC, on behalf of each of the following series: *Master Large Cap Core Portfolio *Master Large Cap Growth Portfolio *Master Large Cap Value Portfolio	All Brown Brothers

MASTER VALUE OPPORTUNITIES LLC	BNY Mellon

QUANTITATIVE MASTER SERIES LLC, on behalf of each of the following series: *Master Extended Market Index Series *Master International Index Series *Master SmallCap Index Series	All JPMorgan Chase, except as otherwise indicated State Street

*
1.	“BNY Mellon” = The Bank of New York Mellon
2.	“Brown Brothers” = Brown Brothers Harriman & Co.
3.	“JPMorgan Chase” = JPMorgan Chase Bank, N.A.
4.	“State Street” = State Street Bank and Trust Company

Sch.5.20-6

Schedule 8.7

ADDITIONAL BORROWERS

None

Sch. 8.7-1